Exhibit 10.5

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of

April 30, 2014,

among

GOLDMAN SACHS BANK USA,

as ABL Collateral Agent,

GOLDMAN SACHS BANK USA,

as Term Collateral Agent,

EACH ADDITIONAL JUNIOR OBLIGATIONS AGENT

and

EACH ADDITIONAL PARI PASSU OBLIGATIONS AGENT

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	2

1.1.	Defined Terms	2
1.2.	Construction	17
1.3.	Terms Defined in UCC	18

SECTION 2.	LIEN PRIORITIES	18

2.1.	Relative Priorities	18
2.2.	Prohibition on Contesting Liens or Obligations	19
2.3.	No New Liens	19
2.4.	Cooperation in Designating Collateral	20
2.5.	Revolving Nature of ABL Obligations	20
2.6.	No Subordination of the Relative Priority of Claims	21

SECTION 3.	EXERCISE OF REMEDIES	21

3.1.	Exercise of Remedies by Term Collateral Agent	21
3.2.	Exercise of Remedies by ABL Collateral Agent	22
3.3.	Exclusive Enforcement Rights	23
3.4.	Claimholders Permitted Actions	24
3.5.	Retention of Proceeds	26
3.6.	Non-Interference	26
3.7.	Inspection and Access Rights	27
3.8.	Sharing of Information and Access	30
3.9.	Tracing of and Priorities in Proceeds	31
3.10.	Permits and Licenses	31

SECTION 4.	PROCEEDS	32

4.1.	Application of Proceeds	32
4.2.	Turnover	33

SECTION 5.	RELEASES; DISPOSITIONS; OTHER AGREEMENTS	34

5.1.	Releases	34
5.2.	Insurance	37
5.3.	Amendments; Refinancings	38
5.4.	Bailee for Perfection	39
5.5.	When Discharge of Obligations Deemed to Not Have Occurred	41
5.6.	Injunctive Relief	42
5.7.	Obligations Purchase Right	42

SECTION 6.	INSOLVENCY PROCEEDINGS	43

6.1.	Financing	43
6.2.	Sales	45
6.3.	Relief from the Automatic Stay	46
6.4.	Adequate Protection	46

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6.5.	Section 1111(b) of the Bankruptcy Code	48
6.6.	Avoidance Issues	48
6.7.	Plan of Reorganization	48
6.8.	Separate Grants of Security and Separate Classification	49
6.9.	Post-Petition Interest	50

SECTION 7.	RELIANCE; WAIVERS; ETC.	50

7.1.	Reliance	50
7.2.	No Warranties or Liability	50
7.3.	No Waiver of Lien Priorities	51
7.4.	Obligations Unconditional	55

SECTION 8.	REPRESENTATIONS AND WARRANTIES	55

8.1.	Representations and Warranties of Each Collateral Agent	55

SECTION 9.	MISCELLANEOUS	56

9.1.	Conflicts	56
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	56
9.3.	Amendments; Waivers	56
9.4.	Information Concerning Financial Condition of Certain Entities	59
9.5.	Subrogation	59
9.6.	CONSENT TO JURISDICTION	60
9.7.	WAIVERS	60
9.8.	Notices	61
9.9.	Further Assurances	61
9.10.	APPLICABLE LAW	61
9.11.	Binding on Successors and Assigns	62
9.12.	Headings	62
9.13.	Counterparts	62
9.14.	No Third Party Beneficiaries	62
9.15.	Provisions Solely to Define Relative Rights	62
9.16.	Specific Performance	62
9.17.	ABL Intercreditor Agreement Acknowledgement	63

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This ABL INTERCREDITOR AGREEMENT is dated as of April 30, 2014, and entered into by and among GOLDMAN SACHS BANK USA, in its capacity as collateral agent under the ABL Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (the “ABL Collateral Agent”), on behalf of itself and the other ABL Claimholders (as defined below), GOLDMAN SACHS BANK USA, in its capacity as collateral agent under the Term Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (the “Term Collateral Agent”), on behalf of itself and the other Term Claimholders (as defined below), and each ADDITIONAL JUNIOR OBLIGATIONS AGENT and each ADDITIONAL PARI PASSU OBLIGATIONS AGENT that, in each case, shall have become a party hereto pursuant to Section 9.3(b).

RECITALS

Entegris, Inc., a Delaware corporation (the “Borrower”), each of the Borrower’s Subsidiaries from time to time party thereto as guarantors (such Subsidiaries, collectively, the “ABL Guarantors”), the lenders from time to time party thereto from time to time and Goldman Sachs Bank USA, as administrative agent (the “ABL Administrative Agent”) and as ABL Collateral Agent, have entered into that certain ABL Credit and Guaranty Agreement, dated as of the date hereof (the “ABL Credit Agreement”).

The Borrower, each of the Borrower’s Subsidiaries from time to time party thereto as guarantors (such Subsidiaries, collectively, the “Term Guarantors”), the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (the “Term Administrative Agent”) and as Term Collateral Agent, have entered into that certain Term Credit and Guaranty Agreement, dated as of the date hereof (the “Term Credit Agreement”).

The obligations of the Borrower and the ABL Guarantors under the ABL Credit Agreement are to be secured (a) on a first priority basis, by Liens on the ABL Priority Collateral of the Borrower and the ABL Guarantors and (b) on a second priority basis, by Liens on the Term Priority Collateral of the Borrower and the ABL Guarantors.

The obligations of the Borrower and the Term Guarantors under the Term Credit Agreement are to be secured (a) on a first priority basis, by Liens on the Term Priority Collateral of the Borrower and the Term Guarantors and (b) on a second priority basis, by Liens on the ABL Priority Collateral of the Borrower and the Term Guarantors.

The ABL Loan Documents and the Term Loan Documents provide, among other things, that the ABL Claimholders and the Term Claimholders shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters.

The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Administrative Agent” has the meaning set forth in the recitals to this Agreement.

“ABL Claimholders” means the ABL Administrative Agent, the ABL Collateral Agent, the ABL Lenders, the ABL Issuing Banks and the other holders of ABL Obligations (including any such holders that are ABL Secured Cash Management Services Providers or ABL Secured Hedge Counterparties).

“ABL Collateral” means any and all assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, subject, or purported under the terms of any ABL Collateral Document to be subject, to any Lien securing any ABL Obligations.

“ABL Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“ABL Collateral Documents” means the ABL Security Agreement, the Mortgages granted to the ABL Collateral Agent and each of the other agreements, documents and instruments now existing or entered into after the date hereof pursuant to which a Lien is granted or purported to be granted on any assets of any Grantor to secure any ABL Obligation or under which rights or remedies with respect to any such Lien are governed.

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Default” means any “Event of Default” as such term is defined in the ABL Credit Agreement.

“ABL Guarantors” has the meaning set forth in the recitals to this Agreement.

“ABL Issuing Banks” means the “Issuing Banks” as such term is defined in the ABL Credit Agreement.

“ABL Lenders” means the “Lenders” as such term is defined in the ABL Credit Agreement.

“ABL Lien” means all Liens on the Collateral securing the ABL Obligations, whether created under the ABL Collateral Documents or acquired by possession, statute

(including any judgment lien), operation of law, subrogation or otherwise and whether or not created following the commencement of any Insolvency Proceeding, now or hereafter held by or on behalf of the ABL Collateral Agent or any other ABL Claimholders, or any agent or trustee therefor.

“ABL Loan Documents” means the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument (including any ABL Secured Cash Management Services Agreement or any ABL Secured Hedge Agreement) executed or delivered at any time in connection with any ABL Obligations.

“ABL Obligations” means the “Obligations” as such term is defined in the ABL Credit Agreement, including (a) all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant ABL Loan Document) and (b) all ABL Secured Cash Management Services Obligations and ABL Secured Hedge Obligations to the extent constituting such “Obligations”, in each case whether now existing or arising hereafter and notwithstanding that any such Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency Proceeding or under any Debtor Relief Law or other applicable law.

“ABL Priority Collateral” means all of the following assets that constitute Collateral, whether now owned or hereafter acquired (including any of the following assets acquired or created after the commencement of any Insolvency Proceeding) and wherever located:

(a) all Accounts (other than Accounts arising under agreements for the sale of Term Priority Collateral described in clauses (a) through (f) of the definition of such term to the extent constituting identifiable Proceeds of such Term Priority Collateral);

(b) all Payment Intangibles, including all corporate and other tax refunds and including all rights to payment arising therefrom in a credit-card, debit-card, prepaid-card or other payment-card transaction (other than any Payment Intangibles arising under agreements for the sale of Term Priority Collateral described in clauses (a) through (f) of the definition of such term to the extent constituting identifiable Proceeds of such Term Priority Collateral);

(c) all Inventory;

(d) all Commercial Tort Claims;

(e) all Deposit Accounts, Securities Accounts and Commodity Accounts (in each case, subject to Section 3.9, other than the Term Priority Accounts) and all Money, Financial Assets, cash equivalents and other assets contained in, or credited to, and all Securities Entitlements arising from, any such Deposit Accounts, Securities Accounts or Commodity Accounts (in each case, subject to Section 3.9, except to the extent constituting identifiable Proceeds of Term Priority Collateral);

(f) all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the ABL Collateral Agent is the loss payee thereof);

(g) to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (a) through (f) above, all (i) General Intangibles, including all purchase agreements, contractual arrangements, and purchase orders with foreign vendors and foreign purchasers (excluding Intellectual Property (but subject to the rights of the ABL Collateral Agent under Section 3.10), Indebtedness (or any evidence thereof) between or among the Borrower or any of the Subsidiaries, and any Equity Interests), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading covering any Inventory), (iv) insurance policies (regardless of whether the ABL Collateral Agent is the loss payee thereof), (v) export or other licenses from any Governmental Authority to sell or to manufacture Inventory, and (vi) Chattel Paper (including all Electronic Chattel Paper and all Tangible Chattel Paper);

(h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(i) all books and Records to the extent relating to any of the foregoing (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records); and

(j) all Products and Proceeds of the foregoing.

Notwithstanding the foregoing, the term “ABL Priority Collateral” shall not include any assets referred to in clauses (a), (b) and (c) of the definition of the term “Term Priority Collateral”.

“ABL Secured Cash Management Services Agreement” means any “Designated Cash Management Services Agreement” as such term is defined in the ABL Credit Agreement.

“ABL Secured Cash Management Services Obligations” means the “Designated Cash Management Services Obligations” as such term is defined in the ABL Credit Agreement.

“ABL Secured Cash Management Services Provider” means any Cash Management Services Provider (as defined in the ABL Credit Agreement) to whom any ABL Secured Cash Management Services Obligations are owed.

“ABL Secured Hedge Agreement” means any “Designated Hedge Agreement” as such term is defined in the ABL Credit Agreement.

“ABL Secured Hedge Counterparty” means any Hedge Counterparty (as defined in the ABL Credit Agreement) to whom any ABL Secured Hedge Obligations are owed.

“ABL Secured Hedge Obligations” means the “Designated Hedge Obligations” as such term is defined in the ABL Credit Agreement.

“ABL Security Agreement” means the ABL Pledge and Security Agreement dated as of the date hereof, among the Borrower, the ABL Guarantors and the ABL Collateral Agent.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a).

“Additional Junior Obligations” means Indebtedness of the Grantors incurred following the date of this Agreement (together with all obligations in respect of such Indebtedness, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Additional Junior Obligations Agreement (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Additional Junior Obligations Agreement, whether or not a claim for such Post-Petition Interest is allowed or allowable in any such Insolvency Proceeding)) to the extent (a) such Indebtedness and such obligations in respect of such Indebtedness are permitted by the terms of the ABL Credit Agreement, the Term Credit Agreement, each Additional Pari Passu Obligations Agreement then in effect and each other Additional Junior Obligations Agreement then in effect to be secured by Liens on the Collateral ranking junior in priority to the Term Liens and to the Liens on the Collateral securing Additional Pari Passu Obligations and, with respect to any such Collateral constituting ABL Priority Collateral, junior in priority to the ABL Liens and (b) the Grantors have granted Liens on the Collateral to secure such Indebtedness and such obligations in respect of such Indebtedness.

“Additional Junior Obligations Agent” means any Person appointed to act as trustee, collateral agent or a similar representative for the holders of Additional Junior Obligations pursuant to any Additional Junior Obligations Agreement.

“Additional Junior Obligations Agreement” means the indenture, credit agreement or other definitive agreement under which any Additional Junior Obligations are incurred.

“Additional Pari Passu Obligations” means Indebtedness of the Grantors incurred following the date of this Agreement (together with all obligations in respect of such Indebtedness, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Additional Pari Passu Obligations Agreement (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Additional Pari Passu Obligations Agreement, whether or not a claim for such Post-Petition Interest is allowed or allowable in any such Insolvency Proceeding)) to the extent (a) such Indebtedness and such obligations in respect of such Indebtedness are permitted by the terms of the ABL Credit Agreement, the Term Credit Agreement, each Additional Junior Obligations Agreement then in effect and each other Additional Pari Passu Obligations Agreement then in effect to be secured by Liens on the Collateral ranking pari passu in priority with the Term Liens and the Liens on the Collateral securing other Additional Pari Passu Obligations (without regard to the control of remedies) and, with respect to any Collateral constituting ABL Priority Collateral, ranking junior in priority to the ABL Liens and (b) the Grantors have granted Liens on the Collateral to secure such Indebtedness and such obligations in respect of such Indebtedness (it being agreed that Term Obligations incurred or issued after the date hereof shall not constitute Additional Pari Passu Obligations).

“Additional Pari Passu Obligations Agent” means any Person appointed to act as trustee, collateral agent or a similar representative for the holders of Additional Pari Passu Obligations pursuant to any Additional Pari Passu Obligations Agreement.

“Additional Pari Passu Obligations Agreement” means the indenture, credit agreement or other definitive agreement under which any Additional Pari Passu Obligations are incurred.

“Agreement” means this ABL Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Borrower” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday or Sunday, a day that is a legal holiday under the laws of the State of New York or a day on which banking institutions located in such State are authorized or required by law to remain closed.

“Cash Collateral” has the meaning set forth in Section 6.1.

“Claimholders” means the ABL Claimholders and the Term Claimholders, or any of them, as the context may require. Any references herein to “related” Claimholders of any Collateral Agent shall mean, with respect to the ABL Collateral Agent, the ABL Claimholders and, with respect to the Term Collateral Agent, the Term Claimholders.

“Class” refers to either (a) the ABL Collateral Agent, the ABL Claimholders, the ABL Obligations, the ABL Priority Collateral, the ABL Credit Agreement, the ABL Collateral Documents and the ABL Loan Documents, on the one hand, as opposed to (b) the Term Collateral Agent, the Term Claimholders, the Term Obligations, the Term Priority Collateral, the Term Credit Agreement, the Term Collateral Documents and the Term Loan Documents, on the other hand.

“Collateral” means all of the assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, that constitute ABL Collateral or Term Collateral.

“Collateral Agent” means the ABL Collateral Agent or the Term Collateral Agent, as the context may require.

“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents, or any of them, as the context may require.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder).

“Copyrights” means all United States and foreign copyrights (including community designs), whether now or hereafter owned by or exclusively licensed to any Grantor, including copyrights in Software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing (a) all extensions and renewals thereof, (b) all rights corresponding thereto throughout the world, (c) all rights to sue for past, present and future infringements thereof, and (d) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Documents” means the ABL Loan Documents and the Term Loan Documents, or any of them, as the context may require.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“DIP Financing” has the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Sections 5.5 and 6.6:

(a) the payment in full in cash of all the ABL Obligations (other than ABL Secured Cash Management Services Obligations and ABL Secured Hedge Obligations, undrawn amounts in respect of outstanding Letters of Credit and inchoate or contingent indemnification obligations), including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the ABL Loan Documents (whether or not allowed or allowable as a claim in such Insolvency Proceeding);

(b) the termination or expiration of all commitments, if any, to extend credit that would constitute (prior to such termination or expiration) ABL Obligations;

(c) the termination or cash collateralization (in an amount equal to not more than 105% of the aggregate undrawn amount and in the manner required by the ABL Credit Agreement or otherwise on terms and conditions reasonably satisfactory to the ABL Administrative Agent and the applicable ABL Issuing Banks) of all outstanding Letters of Credit (or backstopping of such Letters of Credit by delivery of a standby letter of credit reasonably satisfactory to (and issued by a financial institution reasonably satisfactory to) the ABL Administrative Agent and the applicable ABL Issuing Banks, in the amount of required cash collateral);

(d) the payment in full (giving effect to any netting arrangements) in cash of the ABL Secured Cash Management Services Obligations constituting ABL Obligations, to the extent due and payable, including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the applicable documentation (whether or not allowed or allowable as a claim in such Insolvency Proceeding), and the termination or expiration of all commitments, if any, in respect of ABL Secured Cash Management Services Obligations that would constitute ABL Obligations;

(e) the payment in full (giving effect to any netting arrangements) in cash of the ABL Secured Hedge Obligations constituting ABL Obligations, to the extent due and payable, including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the applicable documentation (whether or not allowed or allowable as a claim in any such Insolvency Proceeding), and the termination or expiration of all related ABL Secured Hedge Agreements; and

(f) the cash collateralization or back-stopping of (or letter of credit support for) any inchoate or contingent ABL Obligations (including indemnification obligations) not yet due and payable but for which a claim has been asserted in writing under any ABL Loan Documents, in each case on terms and conditions reasonably acceptable to the ABL Collateral Agent.

“Discharge of Term Obligations” means, except to the extent otherwise expressly provided in Sections 5.5 and 6.6:

(a) the payment in full in cash of all Term Obligations (other than inchoate or contingent indemnification obligations), including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the Term Loan Documents (whether or not allowed or allowable as a claim in such Insolvency Proceeding);

(b) the termination or expiration of all commitments, if any, to extend credit that would (prior to such termination or expiration) constitute Term Obligations; and

(c) the cash collateralization or back-stopping of (or letter of credit support for) any inchoate or contingent Term Obligations (including indemnification obligations) not yet due and payable but for which a claim has been asserted in writing under any Term Loan Documents, in each case on terms and conditions reasonably acceptable to the Term Collateral Agent.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange or other disposition (including any sale and leaseback transaction) of any Collateral.

“Enforcement Notice” means a written notice delivered by any Collateral Agent to the other Collateral Agent stating that an ABL Default or a Term Default, as applicable, has occurred and is continuing and that an Exercise of Secured Creditor Remedies has commenced or is about to be commenced with respect to the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Enforcement Period” means the period of time following the receipt by any Collateral Agent of an Enforcement Notice from the other Collateral Agent and continuing until the earliest of (a) (i) in case of an Enforcement Period commenced by the Term Collateral Agent, the Discharge of Term Obligations and (ii) in the case of an Enforcement Period commenced by the ABL Collateral Agent, the Discharge of ABL Obligations, (b) the ABL Collateral Agent or the Term Collateral Agent, as applicable, agreeing in writing to terminate the Enforcement Period initiated by such Collateral Agent and (c) the date on which the ABL Default or the Term Default, as applicable, that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent or the Term Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Documents.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action (or joining with any other Person (other than the other Collateral Agent to the extent provided in Section 3.4(i)) in taking any action) to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the giving of notice of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law or any action to vacate, obtain relief from or modify a stay or other injunction restricting any such enforcement or any other exercise of rights or remedies with respect to any Collateral described in this definition, (b) the exercise of (or joining with any other Person (other than the other Collateral Agent to the extent provided in Section 3.4(i)) in exercising) any right or remedy provided to a secured creditor under the ABL Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the set off or recoupment against any Collateral or proceeds of any Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including credit bidding or otherwise accepting any Collateral in full or partial satisfaction of a Lien, (c) the Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of any Collateral, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, any Collateral, or (f) the exercise of any other enforcement right relating to any Collateral (including the exercise of any voting rights relating to any Equity Interests constituting Collateral) whether under the ABL Loan Documents, the Term Loan Documents, under applicable law, in equity, in an Insolvency Proceeding, or otherwise; it being acknowledged and agreed that none of the following will constitute an Exercise of Secured Creditor Remedies for purposes of this Agreement: (i) the exercise of cash dominion by the ABL Collateral Agent over the Deposit Accounts of any Grantor that constitute ABL Priority Collateral and application of funds in connection therewith against the ABL Obligations pursuant to Section 2.14(b) of the ABL Credit Agreement, (ii) the imposition of a default rate or late fee, (iii) the collection and application of monies deposited from time to time in any Term Priority Account, to the extent constituting Term Priority Collateral, against the Term Obligations pursuant to the provisions of the Term Loan Documents, (iv) the filing of a proof of claim or a statement of interest in any Insolvency Proceeding, (v) the consent by the

ABL Collateral Agent to the Disposition by any Grantor of any of the ABL Priority Collateral, (vi) the consent of the Term Collateral Agent to the Disposition by any Grantor of any Term Priority Collateral and (vii) the acceleration of the Term Obligations or the ABL Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Grantors” means the Borrower, the ABL Guarantors, the Term Guarantors and each other Subsidiary of the Borrower that may from time to time have created or purported to create any Lien on all or any part of its assets to secure any ABL Obligation or any Term Obligation.

“Indebtedness” means all obligations that constitute “Indebtedness” within the meaning of the ABL Credit Agreement or the Term Credit Agreement, as applicable.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary petition, case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency or bankruptcy petition, case or proceeding, or any similar petition, case or proceeding (including receiverships, liquidations, reorganizations or recapitalizations) under any Debtor Relief Law with respect to any Grantor or with respect to a material portion of its assets or the claims of its creditors;

(c) the admission in writing by any Grantor of its inability to pay its debts generally as they become due;

(d) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(e) any assignment for the benefit of creditors or any other marshaling of assets and liabilities for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Software, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Junior Claimholders” means, as to any Collateral, the Claimholders whose Liens on such Collateral are junior and subordinate to the Liens of the other Claimholders on such Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the ABL Claimholders are the Junior Claimholders with respect to the Term Priority Collateral and the Term Claimholders are the Junior Claimholders with respect to the ABL Priority Collateral, and that, accordingly, any reference herein to the “Junior Claimholders” shall be construed as a reference to the ABL Claimholders insofar as the Term Priority Collateral is concerned and to the Term Claimholders insofar as the ABL Priority Collateral is concerned.

“Letters of Credit” means the letters of credit issued (or deemed issued) and outstanding under the ABL Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgage” means each mortgage, deed of trust or deed to secure debt pursuant to which a Grantor grants to (a) the ABL Collateral Agent, for the benefit of the ABL Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the ABL Obligations, or (b) the Term Collateral Agent, for the benefit of the Term Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the Term Obligations.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization the provisions of which are inconsistent with, or are in contravention of, the relative Lien priorities or the other provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the relative Lien priorities of Section 2.1), 4 or 6.

“Notification of Proceeds” has the meaning set forth in Section 3.9(b).

“Obligations” means the ABL Obligations and the Term Obligations, or any of them, as the context requires.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder).

“Patents” means all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including (a) all reissues, divisions, continuations (including continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (b) all rights corresponding thereto throughout the world, (c) all inventions, discoveries, designs and improvements described therein, (d) all rights to sue for past, present and future infringements thereof, (e) all licenses, claims, damages, and proceeds of suit arising therefrom, and (f) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of dispositive plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Post-Petition Interest” means interest (including interest accruing at the default rate specified in the applicable Credit Documents), fees, expenses and other charges that pursuant to the ABL Collateral Documents or the Term Collateral Documents, as the case may be, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or in any such Insolvency Proceeding.

“Purchase Event” means, with respect to the Obligations of any Class, the occurrence of any of the following: (a) an acceleration of the Obligations of such Class in accordance with the terms of the Credit Documents of such Class; (b) a payment default in respect of Obligations under the Credit Documents of such Class that has not been cured or waived in accordance with the terms thereof within 30 days of the occurrence thereof; or (c) the commencement of any Insolvency Proceeding.

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness or other Obligations, to refinance or replace, or to issue other Indebtedness or Obligations in exchange or replacement for such Indebtedness or such Obligations, in whole or in part, whether with the same or different lenders, arrangers and/or agents. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means the Indebtedness or other Obligations resulting from the Refinancing of any other Indebtedness or other Obligations.

“Senior Claimholders” means, as to any Collateral, the Claimholders whose Liens on such Collateral are senior to the Liens of the Claimholders of the other Class on such Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the ABL Claimholders are the Senior Claimholders with respect to the ABL Priority Collateral and the Term Claimholders are the Senior Claimholders with respect to the Term Priority Collateral, and that, accordingly, any reference herein to the “Senior Claimholders” shall be construed as a reference to the ABL Claimholders insofar as the ABL Priority Collateral is concerned and to the Term Claimholders insofar as the Term Priority Collateral is concerned.

“Senior Collateral Agent” means, as to any Collateral, the Collateral Agent whose Liens on such Collateral, held by it for its benefit and the benefit of its related Claimholders, are senior to the Liens on such Collateral held by the Collateral Agent of the other Class, for its benefit and the benefit of its related Claimholders. The parties hereto acknowledge that the ABL Collateral Agent is the Senior Collateral Agent with respect to the ABL Priority Collateral and the Term Collateral Agent is the Senior Collateral Agent with respect to the Term Priority Collateral, and that, accordingly, any reference herein to the “Senior Collateral Agent” shall be construed as a reference to the ABL Collateral Agent insofar as the ABL Priority Collateral is concerned and to the Term Collateral Agent insofar as the Term Priority Collateral is concerned.

“Senior Liens” means (a) with respect to the ABL Priority Collateral or the Term Liens on the ABL Priority Collateral, the ABL Liens on such Collateral, and (b) with respect to the Term Priority Collateral or the ABL Liens on the Term Priority Collateral, the Term Liens on such Collateral, and, in each case, any Liens incurred in connection with any Refinancing of Senior Obligations that are deemed to be Senior Liens under Section 5.5.

“Senior Obligations” means, with respect to any Collateral or any Liens thereon, any Obligations that are secured by Senior Liens on such Collateral.

“Senior Priority Collateral” means (a) with respect to the ABL Collateral Agent and any other ABL Claimholders, all ABL Priority Collateral and (b) with respect to the Term Collateral Agent and any other Term Claimholders, Term Priority Collateral.

“Software” means computer programs, object code, source code and supporting documentation, including “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and computer programs that may be construed as included in the definition of “goods” in the UCC, all licensed rights to the foregoing, and all media on which any such programs, code, documentation or associated data may be stored.

“Subject Obligations” has the meaning set forth in Section 5.7.

“Subject Secured Parties” has the meaning set forth in Section 5.7.

“Subsidiary” means with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower

“Term Administrative Agent” has the meaning set forth in the recitals to this Agreement.

“Term Claimholders” means the Term Administrative Agent, the Term Collateral Agent, the Term Lenders and the other holders of Term Obligations.

“Term Collateral” means any and all assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, subject, or purported under the terms of any Term Collateral Document to be subject, to any Lien securing any Term Obligations.

“Term Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Term Collateral Documents” means the Term Security Agreement, the Mortgages granted to the Term Collateral Agent and each of the other agreements, documents and instruments now existing or entered into after the date hereof pursuant to which a Lien is granted or purported to be granted on any assets of any Grantor to secure any Term Obligations or under which rights or remedies with respect to any such Lien are governed.

“Term Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Default” means any “Event of Default” as such term is defined in the Term Credit Agreement.

“Term DIP Financing” has the meaning set forth in Section 6.1(b).

“Term Guarantors” has the meaning set forth in the recitals to this Agreement.

“Term Lenders” means the “Lenders” as such term is defined in the Term Credit Agreement.

“Term Lien” means all Liens on the Collateral securing the Term Obligations, whether created under the Term Collateral Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise and whether or not created following the commencement of any Insolvency Proceeding, now or hereafter held by or on behalf of the Term Collateral Agent or any other Term Claimholders, or any agent or trustee therefor.

“Term Loan Documents” means the Term Credit Agreement, Term Collateral Documents, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Term Obligations.

“Term Obligations” means, collectively, the “Obligations”, as such term is defined in the Term Credit Agreement, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Term Loan Document), in each case whether now existing or arising hereafter and notwithstanding that any such Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency Proceeding or under any Debtor Relief Law or other applicable law.

“Term Priority Accounts” means any Deposit Accounts or Securities Accounts that are required to be established pursuant to the Term Loan Documents for purposes of exclusively holding identifiable Proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in or credited to any such Deposit Account or Securities Account).

“Term Priority Collateral” means all of the following assets that constitute Collateral, whether now owned or hereafter acquired (including any of the following assets acquired or created after the commencement of any Insolvency Proceeding) and wherever located:

(a) all Equipment and all real property and interests therein (including both fee and leasehold interests) and all Fixtures;

(b) all Intellectual Property (other than any computer programs and any support and information relating thereto that constitute Inventory pursuant to Section 1.3 and subject to the rights of the ABL Collateral Agent under Section 3.10);

(c) all Equity Interests and other Investment Property (other than Investment Property constituting ABL Priority Collateral under clause (e) of the definition of such term);

(d) except to the extent constituting ABL Priority Collateral under clause (g) of the definition of such term, all Instruments, Documents and General Intangibles (including all Indebtedness between or among the Borrower and any of the Subsidiaries);

(e) all Term Priority Accounts and all Money, Financial Assets, Securities Entitlements or other assets contained in, or credited to, or arising from any such Term Priority Account (in each case, except to the extent constituting identifiable Proceeds of ABL Priority Collateral);

(f) all insurance policies relating to Term Priority Collateral (regardless of whether the Term Collateral Agent is the loss payee thereof), but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts;

(g) all other Collateral not constituting ABL Priority Collateral;

(h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(i) all books and Records to the extent relating to any of the foregoing (including files, correspondence, tapes, computer programs, printouts and computer records); and

(j) all Products and Proceeds of the foregoing.

Notwithstanding the foregoing, the term “Term Priority Collateral” shall not include any assets referred to in clauses (a), (b), (c), (d), (e) and (f) of the term “ABL Priority Collateral”.

“Term Security Agreement” means the Term Pledge and Security Agreement, dated as of the date hereof, among the Borrower, the Term Guarantors and the Term Collateral Agent.

“Term Standstill Period” has the meaning set forth in Section 3.1(a).

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how in which any Grantor now has or hereafter has any right, title or interest therein, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to any of the foregoing, including (a) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (b) the right to sue for past, present and future misappropriation or other violation thereof, and (c) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder).

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, trade dress, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing in which any Grantor now has or hereafter has any right, title or interest, including (a) all extensions or renewals of any of the foregoing, (b) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (c) the right to sue for past, present and future infringement or dilution of or unfair competition with any of the foregoing or for any injury to goodwill, and (d) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Use Period” means, with respect to any Term Priority Collateral, the period commencing on the later of (a) the date on which the ABL Collateral Agent (or any ABL Claimholder acting with the consent of the ABL Collateral Agent) commences an Enforcement Period in connection with any ABL Priority Collateral and (b) the date on which the ABL Collateral Agent delivers, in accordance with Section 3.7, a written notice to the Term Collateral Agent electing to exercise its access rights pursuant to Section 3.7 with respect to such Term Priority Collateral, and ending, with respect to any Term Priority Collateral, on the earliest to occur of (i) the 180th day after the date (the “Initial Access Date”) on which the ABL Collateral Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Priority Collateral located on such Term Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral located on such Term Priority Collateral is removed, sold, collected or liquidated and (iii) the termination of such Enforcement Period. If any stay or other order that prohibits any of the ABL Collateral Agent or the other ABL Claimholders from commencing and continuing to Exercise any Secured Creditor Remedies or from liquidating or selling the ABL Priority Collateral has occurred by the operation of law or has been entered by a court of competent jurisdiction after the Initial Access Date, the 180-day period referred to in clause (i) above shall be tolled during the pendency of any such stay or other order and the Use Period, to the extent the expiration thereof is to be determined by reference to clause (i) above, shall be extended by a corresponding number of days, provided that if, after the lifting of such stay or other order, fewer than 90 days shall remain in the Use Period, then the Use Period shall be extended so that the ABL Collateral Agent and the other ABL Claimholders have 90 days remaining in the Use Period upon lifting of the stay or other order.

1.2. Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(c) the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections and Annexes shall be construed to refer to Sections and Annexes of this Agreement;

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real, personal or mixed, including cash, securities, accounts, and contract rights;

(f) any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs; and

(g) any references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

1.3. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in Articles 8 or 9 of the UCC in effect in the State of New York from time to time, as the context may require (including, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Accounts”, “Chattel Paper”, “Commodity Account”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangible” (except that such term shall include all interest rate or currency protection or hedging arrangements, all licenses, permits, concessions and authorizations and all Intellectual Property (in each case, regardless of whether characterized as General Intangibles under the UCC)), “Goods” (except that such term shall include all Equipment and Inventory (in each case, regardless of whether characterized as Goods under the UCC)), “Instrument”, “Inventory” (except that such term shall include all computer programs embedded in any Inventory and all supporting information relating to such programs, in each case that are included in the definition of Goods under the UCC (in each case, regardless of whether characterized as Inventory under the UCC), but not, for the avoidance of doubt, any other Intellectual Property), “Investment Property”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Promissory Notes”, “Records”, “Securities Accounts”, “Securities Entitlement”, “Supporting Obligation”, “Tangible Chattel Paper” and “Uncertificated Securities”).

SECTION 2. Lien Priorities.

2.1. Relative Priorities. (a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any ABL Lien or any Term Lien on any Collateral (including, in each case, irrespective of whether any such ABL Lien or Term Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency Proceeding), (ii) any contrary provision of the UCC or any other applicable law or of the ABL Loan Documents or the Term Loan Documents, as applicable, (iii) any defect or deficiencies in, or failure to attach or perfect, any ABL Lien or any Term Lien or (iv) any other circumstance whatsoever, each of the Term Collateral Agent and the ABL Collateral Agent, on behalf of itself and its related other Claimholders, hereby agrees that:

(A) any ABL Lien on any ABL Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Term Lien on any ABL Priority Collateral;

(B) any Term Lien on any Term Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any ABL Lien on any Term Priority Collateral;

(C) any Term Lien on any ABL Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any ABL Lien on any ABL Priority Collateral; and

(D) any ABL Lien on any Term Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Term Lien on any Term Priority Collateral.

(b) The priority and subordination of Liens provided for in this Agreement (i) shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are declared, or ruled to be, invalid, unenforceable, void or not allowed by a court of competent jurisdiction or otherwise, and whether as a result of any action taken by the Term Collateral Agent or the ABL Collateral Agent, as applicable, or any failure by any such Person to take any action with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document, or otherwise and (ii) are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement, the Term Credit Agreement and each Additional Junior Obligations Agreement and each Additional Pari Passu Obligations Agreement then in effect or as contemplated in Section 6.1).

2.2. Prohibition on Contesting Liens or Obligations. Each of the Term Collateral Agent, for itself and on behalf of each other Term Claimholder, and the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that it and its related Claimholders will not (and hereby waive any right to), directly or indirectly, contest or question the validity or enforceability of, or support any other Person in contesting or questioning the validity or enforceability of, in any proceeding (including any Insolvency Proceeding) (a) the existence, priority, validity, extent, perfection or enforceability of any ABL Lien or any Term Lien, (b) the priority, validity, extent or enforceability of any Obligations, including the allowability or priority of any Obligations in any Insolvency Proceeding or (c) the relative rights and duties of the Claimholders granted and/or established in this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Collateral Agent, any other ABL Claimholder, the Term Collateral Agent or any other Term Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority and subordination of the Liens securing the ABL Obligations and the Term Obligations, as applicable.

2.3. No New Liens. (a) Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Section 6, that:

(i) no Grantor shall grant, and the Term Collateral Agent shall not accept from any Grantor, any additional Liens under any Term Collateral Document on any asset to secure any Term Obligation unless such Grantor also grants a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of the Term Collateral Agent in accordance with the relative Lien priorities set forth in this Agreement, and

(ii) no Grantor shall grant, and the ABL Collateral Agent shall not accept from any Grantor, any additional Liens under any ABL Collateral Documents on any asset to secure any ABL Obligations unless such Grantor grants a Lien on such asset to secure the Term Obligations concurrently with the grant of a Lien thereon in favor of the ABL Collateral Agent in accordance with the relative Lien priorities set forth in this Agreement, provided that the foregoing shall not apply to (i) Liens on any asset of any Grantor granted to secure Obligations of any Class if such asset is expressly excluded from the grant of a security interest by such Grantor pursuant to the Collateral Documents of the other Class and (ii) additional Liens on any asset of any Grantor granted to secure Obligations of any Class if, prior to such grant, such Grantor has offered in writing to grant a Lien on such asset to secure Obligations of the other Class and the Collateral Agent of such other Class has affirmatively declined in writing to accept such Lien or has failed to respond to such offer within 30 days thereof, in which case such Collateral Agent shall be deemed to have declined to accept such Lien; and provided further that the attachment of any previously granted Lien to any after-acquired property of the type covered by such Lien immediately prior thereto shall not be deemed to be an acceptance of an additional Lien for the purposes of this Section 2.3.

(b) To the extent that the provisions of Section 2.3(a) are not complied with for any reason, (i) without limiting any other rights and remedies available to the ABL Collateral Agent or the other ABL Claimholders, the Term Collateral Agent, on behalf of the Term Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted and accepted in contravention of Section 2.3(a) shall be subject to Section 4.2 and the Term Collateral Agent also shall hold and be deemed to have held such Liens for the benefit of the ABL Collateral Agent and the other ABL Claimholders subject to the provisions set forth herein, and (ii) without limiting any other rights and remedies available to the Term Collateral Agent or the other Term Claimholders, the ABL Collateral Agent, on behalf of the ABL Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted and accepted in contravention of Section 2.3(a) shall be subject to Section 4.2 and the ABL Collateral Agent also shall hold and be deemed to have held such Liens for the benefit of the Term Collateral Agent and the other Term Claimholders subject to the provisions set forth herein.

2.4. Cooperation in Designating Collateral. (a) In furtherance of Section 9.9, each of the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that it and its related Claimholders will, subject to the other provisions of this Agreement, upon request by the ABL Collateral Agent or the Term Collateral Agent, cooperate in good faith (and will direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Term Priority Collateral, as the case may be, and the steps taken to perfect the ABL Liens or the Term Liens, as the case may be, and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents, as the case may be.

2.5. Revolving Nature of ABL Obligations. (a) The Term Administrative Agent, for itself and on behalf of the other Term Claimholders, expressly acknowledges and agrees that (a) the ABL Credit Agreement includes a revolving commitment and that in the ordinary course of business the ABL Administrative Agent and the ABL Lenders will apply payments and make advances thereunder, (b) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) all cash collateral received by the ABL Administrative Agent or the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time and from time to time and (d) the advance rates under the ABL Credit Agreement may be reduced, the eligibility criteria for purposes of the Borrowing Base (as defined in the ABL Credit Agreement) may be modified and Reserves (as defined in the ABL Credit Agreement) may be imposed, under the terms of the ABL Credit Agreement, in each case without altering or otherwise affecting the relative Lien priorities set forth in this Agreement.

2.6. No Subordination of the Relative Priority of Claims. Notwithstanding anything to the contrary contained herein, the subordination of the Term Liens to the ABL Liens and of the ABL Liens to the Term Liens as set forth herein is with respect to the relative priority of the respective Liens held by or on behalf of the Term Claimholders or the ABL Claimholders only and shall not constitute a subordination of the Term Obligations to the ABL Obligations or the ABL Obligations to the Term Obligations.

SECTION 3. Exercise of Remedies.

3.1. Exercise of Remedies by Term Collateral Agent. Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the Term Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any ABL Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral); provided, however, that the Term Collateral Agent may exercise any or all such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral) after the passage of a period of at least 180 days after the date on which the ABL Collateral Agent received written notice from the Term Collateral Agent that the maturity of the Term Obligations has been accelerated; provided, further, however, that notwithstanding anything to the contrary contained herein, in no event will the Term Collateral Agent or any other Term Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Collateral Agent or any other ABL Claimholder (x) shall have commenced and is diligently pursuing the exercise of its rights or remedies with respect to all or a material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term Collateral Agent by the ABL Collateral Agent, provided that the failure to give such notice shall not affect the ABL Collateral Agent’s or any other ABL Claimholders’ rights hereunder) or (y) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the Term Collateral Agent and the other Term Claimholders may not pursuant to this Section 3.1(a) exercise any rights or remedies with respect to the ABL Priority Collateral, the “Term Standstill Period”);

(b) subject to their rights under Section 3.1(a), will not directly or indirectly contest, protest or object to or hinder any Exercise of Secured Creditor Remedies by the ABL Collateral Agent or any other ABL Claimholder with respect to any ABL Priority Collateral;

(c) will have no right to direct the ABL Collateral Agent to Exercise any Secured Creditor Remedies with respect to any ABL Priority Collateral or to take any other action under the ABL Loan Documents with respect to any ABL Priority Collateral; and

(d) subject to their rights under Section 3.1(a), will not object to (and hereby waive any and all claims with respect to) the forbearance by the ABL Collateral Agent or the other ABL Claimholders from Exercising any Secured Creditor Remedies with respect to any ABL Priority Collateral;

provided, however, that, in each case under this Section 3.1, the Term Liens shall remain on any Proceeds (other than those Proceeds properly applied to the ABL Obligations in accordance with Section 4.1(a)) resulting from actions taken by the ABL Collateral Agent or any other ABL Claimholder with respect to the ABL Priority Collateral (subject to the relative Lien priorities described in Section 2).

3.2. Exercise of Remedies by ABL Collateral Agent. Until the Discharge of Term Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the ABL Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any Term Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral); provided, however, that the ABL Collateral Agent may exercise any or all such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral) after the passage of a period of at least 180 days after the date on which the Term Collateral Agent received written notice from the ABL Collateral Agent that the maturity of the ABL Obligations has been accelerated; provided further, however, that notwithstanding anything to the contrary contained herein, in no event will the ABL Collateral Agent or any other ABL Claimholder exercise any rights or remedies with respect to the Term Priority Collateral if, notwithstanding the expiration of such 180-day period, the Term Collateral Agent or any Term Claimholder (x) shall have commenced and is diligently pursuing the exercise of its rights or remedies with respect to all or a material portion of the Term Priority Collateral (prompt written notice of such exercise to be given to the ABL Collateral Agent by the Term Collateral Agent, provided that the failure to give such notice shall not affect the Term Collateral Agent’s or any other Term Claimholders’ rights hereunder) or (y) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the ABL Collateral Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a) exercise any rights or remedies with respect to the Term Priority Collateral, the “ABL Standstill Period”);

(b) subject to their rights under Section 3.2(a), will not directly or indirectly contest, protest or object to or hinder any Exercise of Secured Creditor Remedies by the Term Collateral Agent or any other Term Claimholder with respect to any Term Priority Collateral;

(c) will have no right to direct the Term Collateral Agent to Exercise any Secured Creditor Remedies with respect to any Term Priority Collateral or to take any other action under the Term Loan Documents with respect to any Term Priority Collateral; and

(d) subject to their rights under Section 3.2(a), will not object to (and hereby waives any and all claims with respect to) the forbearance by the Term Collateral Agent or any other Term Claimholder from the Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral;

provided, however, that, in each case under this Section 3.2, the ABL Liens shall remain on any Proceeds (other than those Proceeds properly applied to the Term Obligations in accordance with Section 4.1(b)) resulting from actions taken by the Term Collateral Agent or any other Term Claimholder with respect to the Term Priority Collateral (subject to the relative Lien priorities described in Section 2).

3.3. Exclusive Enforcement Rights. (a) Until the Discharge of ABL Obligations has occurred and except as provided in Sections 3.1(a) and 3.4, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the ABL Priority Collateral (including the exercise of any right under any lockbox agreement, control agreement, landlord waiver, bailee’s letter, consignee agreement or any similar agreement or arrangement) without any consultation with or the consent of the Term Collateral Agent or any other Term Claimholder; provided, however, that the Term Liens shall remain on any Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1(a)) resulting from actions taken by the ABL Collateral Agent or any other ABL Claimholder with respect to the ABL Priority Collateral (subject to the relative Lien priorities described in Section 2).

(b) Until the Discharge of Term Obligations has occurred and except as provided in Sections 3.2(a), 3.4 and 3.7, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Collateral Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Term Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any other ABL Claimholder; provided, however, that the ABL Liens shall remain on any Proceeds (other than those properly applied to the Term Obligations in accordance with Section 4.1(b)) resulting from actions taken by the Term Collateral Agent or any other Term Claimholder with respect to the Term Priority Collateral (subject to the relative Lien priorities described in Section 2).

(c) In connection with any Exercise of Secured Creditor Remedies with respect to any of its Senior Priority Collateral, each of the Term Collateral Agent, the other Term Claimholders, the ABL Collateral Agent and the other ABL Claimholders may enforce the provisions of the Term Collateral Documents or ABL Collateral Documents, as applicable, and exercise rights, powers and remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any Senior Claimholder to Dispose of its Senior Priority Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise with respect to its Senior Priority Collateral all the rights and remedies of a secured creditor under applicable law.

3.4. Claimholders Permitted Actions. Anything to the contrary in Sections 3.1 and 3.2 notwithstanding, each of the Term Collateral Agent, the other Term Claimholders, the ABL Collateral Agent and the other ABL Claimholders may, but shall not be obligated to:

(a) if an Insolvency Proceeding has been commenced by or against the Borrower or any other Grantor, file a proof of claim or statement of interest with respect to the Term Collateral or the ABL Collateral, as the case may be, or otherwise with respect to the Term Obligations or the ABL Obligations, as the case may be;

(b) take any action (not adverse to the priority status of the Liens on the Senior Priority Collateral of the Collateral Agent and other Claimholders of the other Class, or the rights of the Collateral Agent or any other Claimholders of the other Class to Exercise any Secured Creditor Remedies) in order to create, perfect, preserve, protect or prove (but, subject to Section 3.1(a) or 3.2(a), as the case may be, not enforce) its Lien on its Term Collateral or ABL Collateral, as the case may be, in each case, to the extent not inconsistent with the terms of this Agreement;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of its claims or any claims of the other Claimholders of its Class or the avoidance of any Liens on any Collateral securing any Obligations of its Class, in each case, to the extent not inconsistent with the terms of this Agreement;

(d) file any pleadings, objections, motions or agreements that assert rights or interests available to unsecured creditors of the Grantors arising under Debtor Relief Law or other applicable law, in each case not inconsistent with the terms of this Agreement; provided that any judgment Lien obtained in connection therewith shall be subject to the relative Lien priorities set forth in this Agreement;

(e) vote on any Plan of Reorganization, file any proof of claim and make other filings and make any arguments and motions, in each case to the extent not inconsistent with the terms of this Agreement;

(f) exercise any of its other rights or remedies referred to in Section 3.1(a) or 3.2(a), as the case may be, after the expiration of the Term Standstill Period or ABL Standstill Period, as applicable, or in Section 3.7 or 3.8 to the extent permitted thereby;

(g) make a cash bid on all or any portion of the Term Collateral or the ABL Collateral, as applicable, in any foreclosure proceeding or action;

(h) make a credit bid on all or any portion of the Term Collateral or the ABL Collateral, as applicable, provided that any Senior Obligations secured by Senior Liens on such Collateral are discharged prior to or in connection with any such credit bid;

(i) join in (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Senior Priority Collateral of the other Class initiated by any Claimholder of the other Class to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by the Claimholders of other Class (it being understood that (i) with respect to ABL Priority Collateral, neither the Term Collateral Agent nor any other Term Claimholder shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein and (ii) with respect to the Term Priority Collateral, neither the ABL Collateral Agent nor any other ABL Claimholder shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein);

(j) engage or retain consultants, valuation firms, appraisers, investment bankers and accountants, and perform or engage third parties to perform audits, examinations and appraisals of any Collateral, for the sole purpose of valuing such Collateral and not for the purpose of marketing or conducting a Disposition of such Collateral; provided, however, that the Junior Claimholders with respect to any Collateral shall not take any of the foregoing actions if such actions would interfere in any material respect with the enforcement by the Senior Claimholders with respect to such Collateral of their Senior Liens; and

(k) commence, or join in filing of a petition for the commencement of, any involuntary Insolvency Proceeding of the type described in clause (a), (b) or (d) of the definition of such term or exercise any of its rights during any Insolvency Proceeding to the extent expressly permitted by Section 6.

Except as expressly set forth in this Agreement (including Sections 3.1(a), 3.2(a), 3.4 and 6), each Term Claimholder and each ABL Claimholder shall have any and all rights and remedies it may have as a creditor (including as an unsecured creditor) under any applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral (and any judgment Lien obtained in connection therewith or otherwise) shall be subject to the Lien priorities set forth herein and to the provisions of this Agreement. The ABL Collateral Agent and the other ABL Claimholders may enforce the provisions of the ABL Loan Documents, the Term Collateral Agent and the other Term Claimholders may enforce the provisions of the Term Loan Documents, and the Collateral Agents and the other Claimholders may Exercise any Secured Creditor Remedies, all in such order and in such manner as they may determine in the exercise of their sole discretion, consistent with the terms of this Agreement (including Sections 2, 3 and 6) and mandatory provisions of applicable law; provided, however, that each of the ABL Collateral Agent and the Term Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to its Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to the Borrower or any other Grantor; provided further, however, that the ABL Collateral Agent’s failure to provide copies of any such notices to the Term Collateral Agent shall not impair any of the ABL Collateral Agent’s or other ABL Claimholders’ rights hereunder or under any of the ABL Loan Documents, and the Term Collateral Agent’s failure to provide copies of any such notices to the ABL Collateral Agent shall not impair any of the Term Collateral Agent’s or any other Term Claimholders’ rights hereunder or under any of the Term Loan Documents. Each of the Term Collateral Agent, for itself and on behalf of each other Term Claimholder, and the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that it and its related Claimholders will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Collateral Agent and each other Term Claimholder, against either the ABL Collateral Agent or any other ABL Claimholder, and in the case of the ABL Collateral Agent and each other ABL Claimholder, against either the Term Collateral Agent or any other Term Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

3.5. Retention of Proceeds.

(a) The Term Claimholders shall not be permitted to retain any proceeds of ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of ABL Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(b) The ABL Claimholders shall not be permitted to retain any proceeds of Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of Term Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Priority Collateral and Term Priority Collateral where the aggregate sales price is not allocated between the ABL Priority Collateral and the Term Priority Collateral being Disposed (including in connection with or as a result of the sale of the Equity Interests of a Grantor), solely for purposes of this Agreement, the portion of the aggregate sales price determined to be Proceeds of the ABL Priority Collateral on the one hand and Proceeds of the Term Priority Collateral on the other hand shall be allocated first to the ABL Priority Collateral in an amount equal to the lesser of (x) the total proceeds of such Disposition and (y) the book value of such ABL Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP on the date of such Disposition, with the balance, if any, allocated to the Term Priority Collateral.

3.6. Non-Interference. Subject to Sections 3.1, 3.2, 3.3, 3.4, and 6.4(b), each of the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby:

(a) agrees that it and its related Claimholders will not, directly or indirectly, knowingly take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the Claimholders of the other Class with respect to any Senior Priority Collateral of such other Class, or that is otherwise prohibited hereunder, including any Disposition of any Senior Priority Collateral of such other Class, whether by foreclosure or otherwise;

(b) waives any and all rights it or its related Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Claimholders of the other Class seek to enforce or collect any Obligations of such other Class (subject to the terms of this Agreement insofar as any such enforcement or collection relates to the Collateral constituting Junior Priority Collateral of such other Class) or to enforce or realize their Senior Liens on any Senior Priority Collateral of such other Class, regardless of whether any action or failure to act by or on behalf of any Claimholders of such other Class is adverse to the interest of it or its related Claimholders; and

(c) agrees that it and its related Claimholders will not knowingly take or cause to be taken any action the purpose or effect of which is to make any Junior Lien that it or any of its related Claimholders has on any Collateral equal with, or to give it or its related Claimholders any preference or priority relative to, any Senior Lien on such Collateral;

(d) agrees it will not seek, and will waive any right, to have any Senior Priority Collateral or any part thereof of the other Class marshaled upon any foreclosure or other Disposition of such Senior Priority Collateral; and

(e) will not attempt, directly or indirectly, whether by judicial proceedings (including in any Insolvency Proceeding) or otherwise, to challenge the enforceability of any provision of this Agreement.

3.7. Inspection and Access Rights.

(a) If the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, shall, after any Term Default, obtain possession or physical control of any of the Term Priority Collateral, the Term Collateral Agent shall promptly notify the ABL Collateral Agent in writing of that fact, and the ABL Collateral Agent shall, within 30 Business Days thereafter, notify the Term Collateral Agent in writing as to whether the ABL Collateral Agent desires to exercise its access rights under this Section 3.7 with respect to such Term Priority Collateral. Upon delivery of such notice by the ABL Collateral Agent to the Term Collateral Agent, the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights. Consistent with the definition of “Use Period,” access rights may apply to differing parcels of real properties at differing times, in which case, a differing Use Period will apply to each such property.

(b) Without limiting any rights the ABL Collateral Agent or any other ABL Claimholder may otherwise have under applicable law or by agreement and whether or not the Term Collateral Agent or any other Term Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies of the Term Claimholders, in the event the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, shall have obtained possession or physical control of any Term Priority Collateral and the ABL Collateral Agent shall have delivered the written notice of its intent to exercise its access rights under this Section 3.7 as provided in Section 3.7(a), then the ABL Collateral Agent or any other Person (including any ABL Claimholder) acting with the consent, or on behalf, of the ABL Collateral Agent shall have the right, subject to the rights of any landlords under any leased real properties, and the Term Collateral Agent and the other Term Claimholders will reasonably cooperate in connection therewith, at the sole cost and expense of the ABL Collateral Agent and the other ABL Claimholders and upon reasonable advance written notice to the Term Collateral Agent, during the Use Period (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC) any such Term Priority Collateral, and (ii) access, on a non-exclusive basis, any such Term Priority Collateral (including Equipment (including any processors, computers and other machinery related to the storage or processing of records, documents or files), Fixtures, Intellectual Property, General Intangibles and real property), for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in process, semi-finished goods or raw materials, (B) selling any or all of the ABL Priority Collateral located on such Term Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Priority Collateral located on such Term Priority Collateral, or (D) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Collateral Agent and the other ABL Claimholders in and to the ABL Priority Collateral, provided that if the ABL Collateral Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real properties subject to a Mortgage that constitutes Term Priority Collateral, the ABL Collateral Agent shall provide the Term Collateral Agent with two Business Days’ advance written notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Term Collateral Agent’s or any other Term Claimholder’s use of such real properties. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, (x) the ABL Collateral Agent or any other Person (including any ABL Claimholder) acting with the consent, or on behalf, of the ABL Collateral Agent shall have the right during the Use Period to use, for any of the purposes set forth above, any cylinder, canister, tank or other container in which any ABL Priority Collateral in gas or liquid form is stored, transported or delivered to customers, whether or not such cylinder, canister, tank or other container constitutes Term Priority Collateral, (y) in the event of a Disposition by the ABL Collateral Agent of any ABL Priority Collateral in gas or liquid form that is stored, transported in or delivered to customers in any such cylinder, canister, tank or other container as part of an Exercise of Secured Creditor Remedies by the ABL Collateral Agent (including any Disposition of any such ABL Priority Collateral by any Grantor with the consent of the ABL Collateral Agent), such Disposition may include the Disposition of such cylinder, canister, tank or other container, subject, in the case of any such Disposition including Term Priority Collateral, to an allocation of Proceeds in accordance with Section 3.5(c) (and, in the event the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, releases any of its ABL Liens on any such cylinder, canister, tank or other container, then the Term Liens of the Term Collateral Agent thereon shall be automatically, unconditionally and simultaneously released (and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees to promptly execute and deliver to the ABL Collateral Agent such release statements as the ABL Collateral Agent may reasonably request in writing to effectively confirm such release (and the provisions of Section 5.1(e) shall apply, mutatis mutandis, with respect to any such release)) and (z) other than in respect of any such allocation of such Proceeds and notwithstanding anything to the contrary in Sections 3.7(c), 3.7(d) or 3.7(e), neither the ABL Collateral Agent nor the other ABL Claimholders shall have any obligation to dispose, retire or recycle in accordance with Environmental Laws any such cylinder, canister, tank or other container, or to pay or reimburse for the payment of any such disposal, retirement or recycling, or any other liability or obligation with respect to any such use or Disposition of any such cylinder, canister, tank or other container. The Term Collateral Agent and the other Term Claimholders may not sell, assign or otherwise transfer the Term Priority Collateral prior to the expiration of the Use Period unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7.

(c) During the period of actual occupation, use and/or control by the ABL Collateral Agent or any other ABL Claimholder (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral pursuant to Section 3.7(b), the ABL

Collateral Agent and the other ABL Claimholders shall be obligated to promptly repair at their expense any actual physical damage (but not any diminution in value) to such Term Priority Collateral or other assets or property on which such Term Priority Collateral is located resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted (it being understood that (x) any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear and (y) neither the ABL Collateral Agent nor the other ABL Claimholders shall have any liability or other obligation to the Term Collateral Agent or the other Term Claimholders for any use, depletion or Disposition of any ABL Priority Collateral in gas or liquid form contained in any cylinder, canister, tank or other container that constitutes Term Priority Collateral). In the event, and only in the event, that in connection with its use of some or all of the premises constituting Term Priority Collateral, the ABL Collateral Agent requires the services of any employees of the Borrower or any of its Subsidiaries, the ABL Claimholders shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the ABL Collateral Agent requires their services to the extent not paid for by the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, in no event shall the ABL Collateral Agent or the other ABL Claimholders have any liability to the Term Collateral Agent or the other Term Claimholders pursuant to this Section 3.7 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral or other assets or property on which such Term Priority Collateral is located existing prior to the date of the exercise by the ABL Collateral Agent or the other ABL Claimholders of their rights under this Section 3.7 and the ABL Collateral Agent and the other ABL Claimholders shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Collateral Agent or any other ABL Claimholders, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Collateral Agent or any other ABL Claimholders in the manner and for the time periods specified under this Section 3.7 (it being understood that (x) any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear and (y) neither the ABL Collateral Agent nor the other ABL Claimholders shall have any liability or other obligation to the Term Collateral Agent or the other Term Claimholders for any use, depletion or Disposition of any ABL Priority Collateral in gas or liquid form contained in any cylinder, canister, tank or other container that constitutes Term Priority Collateral). Without limiting the rights granted in this Section 3.7, the ABL Collateral Agent and the ABL Claimholders shall reasonably cooperate with the Term Collateral Agent and the other Term Claimholders in connection with any efforts made by the Term Collateral Agent and the other Term Claimholders to sell the Term Priority Collateral.

(d) The ABL Collateral Agent and the other ABL Claimholders shall not be obligated to pay any amounts to the Term Collateral Agent or the other Term Claimholders (or any Person claiming by, through or under the Term Claimholders, including any purchaser of the Term Priority Collateral) or to the Borrower or its Subsidiaries for or in respect of the use by the ABL Collateral Agent and the other ABL Claimholders of the Term Priority Collateral pursuant to this Section 3.7; provided that (i) the Claimholders shall be obligated to pay any utility, rental, lease, real property taxes or similar charges and payments owed by the applicable Grantor to third parties that accrue during the Use Period in respect of such Term Priority Collateral, or that arise as a result of such use of such Term Priority Collateral, in either case to the extent not paid for by the Grantors, and (ii) the ABL Claimholders shall be obligated to reimburse the Term Collateral Agent and the other Term Claimholders for their reasonable out-of-pocket costs and expenses incurred as a result of the Term Collateral Agent and the other Term Claimholders providing access and use of the Term Priority Collateral to the ABL Collateral Agent or any other ABL Claimholder (or any other Person acting with the consent, or on behalf, of any of the foregoing) at the written request of the ABL Agent as contemplated by Section 3.7(b).

(e) The ABL Claimholders shall (i) use the Term Priority Collateral in accordance with applicable law, (ii) insure for damage to property and liability to Persons, including property and liability insurance for the benefit of the Term Claimholders, and (iii) pay, indemnify and hold the Term Collateral Agent, the other Term Claimholders and each of their respective officers, agents, directors and employees harmless from and against any third party liability resulting from the ABL Collateral Agent’s or any other ABL Claimholders’ or any of their respective agents, representatives or invitees’, occupancy, use or control of the Term Priority Collateral as set forth in this Section 3.7 (ordinary wear and tear excepted (it being understood that (x) any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear and (y) neither the ABL Collateral Agent nor the other ABL Claimholders shall have any liability or other obligation to the Term Collateral Agent or the other Term Claimholders for any use, depletion or Disposition of any ABL Priority Collateral in gas or liquid form contained in any cylinder, canister, tank or other container that constitutes Term Priority Collateral)).

(f) The Term Collateral Agent and the other Term Claimholders shall use commercially reasonable efforts to not hinder or obstruct the ABL Collateral Agent and the other ABL Claimholders from exercising the rights described in Section 3.7(b).

(g) Subject to the terms hereof, the Term Collateral Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral, without the involvement of or interference by any ABL Claimholder or liability to any ABL Claimholder, as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Collateral Agent and the other Term Claimholders under this Section 3.7.

3.8. Sharing of Information and Access. Subject to the confidentiality limitations imposed by law or agreement (other than any agreement to the extent the confidentiality provisions of such agreement are for the benefit of any Grantor), in the event that the ABL Collateral Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records (whether in the form of a writing or stored in any data equipment or data record in the physical possession of the ABL Collateral Agent) of any Grantor which contain information identifying or pertaining to the Term Priority Collateral, the ABL Collateral Agent shall, upon written request from the Term Collateral Agent and as promptly as practicable thereafter, either make available to the Term Collateral Agent such books and records for inspection and duplication or provide to the Term Collateral Agent copies thereof. Subject to the confidentiality limitations imposed by law or agreement (other than any agreement to the extent the confidentiality provisions of such agreement are for the benefit of any Grantor), in the event that the Term Collateral Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records (whether in the form of a writing or stored in any data equipment or data record in the physical possession of the Term Collateral Agent) of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Collateral Agent shall, upon written request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and records for inspection and duplication or provide the ABL Collateral Agent copies thereof.

3.9. Tracing of and Priorities in Proceeds. (a) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, further agree that until the earlier of an issuance of any Enforcement Notice by such Claimholder or a bankruptcy or insolvency constituting a Term Default or a bankruptcy or insolvency constituting an ABL Default, as applicable, then exists, any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative Lien priorities in the Collateral which was so acquired.

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges that, under the terms of the ABL Loan Documents, the Grantors are or may be required to ensure that all payments on Accounts constituting ABL Priority Collateral, or on other ABL Priority Collateral, are made to Deposit Accounts or lockboxes related thereto that constitute ABL Priority Collateral, and agrees that, notwithstanding anything to the contrary set forth herein, no ABL Claimholder shall have any duty, responsibility or obligation to any Term Claimholder with respect to such Deposit Accounts or lockboxes, including no obligation to pay over to any Term Claimholder any payments received into any such Deposit Account or lockbox at any time. The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that, notwithstanding anything to the contrary set forth herein (including Section 4.2) to the extent that Proceeds of any Term Priority Collateral are deposited into any Deposit Accounts or lockboxes and are subsequently applied to repay or prepay the ABL Obligations, in the absence of the ABL Administrative Agent’s willful misconduct or gross negligence (such absence to be presumed unless otherwise determined by a final, non-appealable judgment of a court of competent jurisdiction), the sole remedy of the Term Claimholders with regard to such Proceeds shall be to proceed directly against the Grantors unless, prior to the time such proceeds are applied to repay or prepay the ABL Obligations, the ABL Administrative Agent has actually received a Notification of Proceeds. For purposes of the foregoing, a “Notification of Proceeds” means a notice in writing from the Term Collateral Agent or any Grantor to the ABL Administrative Agent containing the following information: (a) the Term Priority Collateral being sold or otherwise Disposed, (b) the proposed date of the sale or other Disposition, (c) the approximate amount of Proceeds therefrom and (d) the name and contact information of the buyer or transferee of such Term Priority Collateral or, in the case of an auction, of the auctioneer.

3.10. Permits and Licenses. (a) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, (i) consents to the grant by the Borrower or any other Grantor to the ABL Collateral Agent of a non-exclusive royalty-free license to use any Intellectual Property of such Grantor that is subject to a Lien held by the Term Collateral Agent and (ii) grants, in its capacity as a Claimholder and to the extent of its rights and interests therein, to the ABL Collateral Agent a non-exclusive royalty-free license to use any Intellectual Property constituting Term Priority Collateral that is subject to a Senior Lien held by the Term Collateral Agent (and, as applicable, to Dispose of any such Intellectual Property that is embedded in or otherwise integral to any Inventory, to the extent the Grantor owning such Inventory would Dispose of such Intellectual Property in connection with the Disposition of such Inventory), in each case in connection with the Exercise of Secured Creditor Remedies of any Lien held by the ABL Collateral Agent upon any Inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise Dispose of any such Inventory or other ABL Priority Collateral in any lawful manner in connection with such Exercise of Secured Creditor Remedies.

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that if the ABL Collateral Agent shall require rights available under any permit or license controlled by the Term Collateral Agent or any other Term Claimholder in connection with the Exercise of Secured Creditor Remedies, the Term Collateral Agent or such other Term Claimholder shall take all such actions as shall be reasonably available to it (at the sole cost and expense of the Grantors), consistent with applicable law, and as shall be reasonably requested by the ABL Collateral Agent to make such rights available to the ABL Collateral Agent, subject to the Term Liens. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that if the Term Collateral Agent shall require rights available under any permit or license controlled by the ABL Collateral Agent or any other ABL Claimholder in connection with the Exercise of Secured Creditor Remedies, the ABL Collateral Agent or such other ABL Claimholder shall take all such actions as shall be reasonably available to it (at the sole cost and expense of the Grantors), consistent with applicable law, and as shall be reasonably requested by the Term Collateral Agent to make such rights available to the Term Collateral Agent, subject to the ABL Liens.

(c) The Term Collateral Agent and the other Term Claimholders may not sell, assign or otherwise transfer the Term Priority Collateral unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.10.

SECTION 4. Proceeds.

4.1. Application of Proceeds.

(a) Prior to the Discharge of ABL Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral received in connection with any Exercise of Secured Creditor Remedies (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any ABL Priority Collateral (whether or not expressly characterized as such) or in any Insolvency Proceeding) shall be delivered to the ABL Collateral Agent, for the benefit of the ABL Claimholders, and shall be applied or further distributed by the ABL Collateral Agent to or on account of the ABL Obligations in such order as is specified in the relevant ABL Collateral Documents or as a court of competent jurisdiction may otherwise direct. Upon the occurrence of the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the Term Collateral

Agent, for the benefit of the Term Claimholders, any ABL Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Term Collateral Agent to the Term Obligations in such order as is specified in the Term Collateral Documents or as a court of competent jurisdiction may otherwise direct.

(b) Prior to the Discharge of Term Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Term Priority Collateral received in connection with any Exercise of Secured Creditor Remedies (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any Term Priority Collateral (whether or not expressly characterized as such) or in any Insolvency Proceeding) shall be delivered to the Term Collateral Agent, for the benefit of the Term Claimholders, and shall be applied or further distributed by the Term Collateral Agent to or on account of the Term Obligations in such order as is specified in the relevant Term Collateral Documents or as a court of competent jurisdiction may otherwise direct. Upon the occurrence of Discharge of Term Obligations, the Term Collateral Agent shall deliver to the ABL Collateral Agent, for the benefit of the ABL Claimholders, any Term Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the ABL Collateral Agent to the ABL Obligations in such order as is specified in the ABL Collateral Documents or as a court of competent jurisdiction may otherwise direct.

(c) If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall, subject to Section 4.2, be held by the Collateral Agent that conducted such Exercise of Secured Creditor Remedies and/or sold for cash prior to the application of the proceeds thereof as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2. Turnover. So long as the Discharge of Senior Obligations with respect to any Collateral has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, if (a) any Junior Claimholder of any Class receives any Collateral that is subject to any Senior Lien or any Proceeds of any such Collateral, or any other payment in connection with or on account of such Collateral, (i) in connection with the enforcement or exercise of any right or remedy (including any right of set-off) relating to such Collateral, the transfer of such Collateral or Proceeds to any Junior Claimholder by any Person holding a Lien on such Collateral that is subordinate to the Junior Lien on such Collateral, or proceeds of any insurance policy claim or of any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of such Collateral (with proceeds of business interruption insurance being deemed to be in respect of ABL Priority Collateral) or (ii) as a distribution or recovery in any Insolvency Proceeding, (b) any Junior Claimholder receives, in contravention of Section 2.3, any Collateral of the type that would not constitute Senior Priority Collateral of such Junior Claimholder, or any Proceeds of any such Collateral, or any other payment in connection with or on account of such Collateral, or (c) any Junior Claimholder receives any additional Collateral referred to in Section 6.4 that pursuant to such Section is subject to the provisions of this Section 4.2, or any Proceeds of such additional Collateral, or any other payment in connection with or on account of such additional Collateral, then, in each case, such Collateral or Proceeds thereof, or such other payment, shall be segregated and held in trust and forthwith, to the extent not prohibited by applicable law, shall be transferred or paid over to the Senior Collateral Agent for the benefit of the Senior Claimholders in the same form as received, with any necessary endorsements, for application in accordance with Section 4.1 (to the extent required), or as a court of competent jurisdiction may otherwise direct; provided, however, in the case of any Proceeds of Term Priority Collateral received by the ABL Collateral Agent or any other ABL Claimholder in connection with a Disposition of Term Priority Collateral by any Grantor, unless a Notification of Proceeds has been received by the ABL Collateral Agent (and in each case subject to Section 3.9(b)), neither the ABL Collateral Agent nor any other ABL Claimholder shall have any obligation to transfer or pay over any Proceeds of such Disposition to the Term Collateral Agent. Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or the other Term Claimholders, as the case may be, or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 4.2 with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2 with respect to ABL Priority Collateral. Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or the other ABL Claimholders, as the case may be, or in the Term Collateral Agent’s own name, from time to time in the Term Collateral Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 4.2 with respect to Term Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2 with respect to Term Priority Collateral.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1. Releases.

(a) If, in connection with the Exercise of Secured Creditor Remedies by the ABL Collateral Agent with respect to ABL Priority Collateral as provided for in Section 3 (including any Disposition of any ABL Priority Collateral by any Grantor with the consent of the ABL Collateral Agent acting in accordance with the terms of the ABL Documents), the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, releases any of its ABL Liens on any part of the ABL Priority Collateral, then the Term Liens of the Term Collateral Agent on such ABL Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations in accordance with Section 4.1(a), the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Term Collateral Agent, for itself or on behalf of the other Term Claimholders, promptly shall execute and deliver to the ABL Collateral Agent such termination or amendment statements, releases, and other documents as the ABL Collateral Agent may reasonably request in writing to effectively confirm such release, at the cost and expense of the Borrower and without the consent or direction of any other Term Claimholders.

(b) If, in connection with the Exercise of Secured Creditor Remedies by the Term Collateral Agent with respect to Term Priority Collateral as provided for in Section 3 (including any Disposition of any Term Priority Collateral by any Grantor with the consent of the Term Collateral Agent acting in accordance with the terms of the Term Loan Documents), the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, releases any of its Term Liens on any part of the Term Priority Collateral, then the ABL Liens of the ABL Collateral Agent on such Term Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Term Obligations in accordance with Section 4.1(b), the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Collateral Agent, for itself or on behalf of the other ABL Claimholders, promptly shall execute and deliver to the Term Collateral Agent such termination or amendment statements, releases, and other documents as the Term Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Borrower and without the consent or direction of any other ABL Claimholders.

(c) If, in connection with any Disposition of any ABL Priority Collateral permitted under the terms of the ABL Loan Documents and not prohibited under the terms of the Term Loan Documents, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, releases any of its ABL Liens on the portion of the ABL Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of ABL Obligations or (ii) after the occurrence and during the continuance of any Term Default, then the Term Liens of the Term Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released; provided, that to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations in accordance with Section 4.1(a), the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Term Collateral Agent, for itself or on behalf of the other Term Claimholders, promptly shall execute and deliver to the ABL Collateral Agent such termination or amendment statements, releases, and other documents as the ABL Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Borrower and without the consent or direction of any other Term Claimholders. The Term Liens on the ABL Priority Collateral that otherwise would have been released pursuant to the first sentence of this paragraph (c) but for the application of subclause (ii) in such sentence will be automatically, unconditionally and simultaneously released when such Term Default and all other Term Defaults cease to exist.

(d) If, in connection with any Disposition of any Term Priority Collateral permitted under the terms of the Term Loan Documents and not prohibited under the terms of the ABL Loan Documents, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, releases any of its Term Liens on the portion of the Term Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Term Obligations or (ii) after the occurrence and during the continuance of any ABL Default, then the ABL Liens of the ABL Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released; provided that to the extent the Proceeds of such

Term Priority Collateral are not applied to reduce Term Obligations in accordance with Section 4.1(b), the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Collateral Agent, for itself or on behalf of the other ABL Claimholders, promptly shall execute and deliver to the Term Collateral Agent such termination or amendment statements, releases, and other documents as the Term Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Borrower and without the consent or direction of any other ABL Claimholders. The ABL Liens on the Term Priority Collateral that otherwise would have been released pursuant to the first sentence of this paragraph (d) but for the application of subclause (ii) in such sentence will be automatically, unconditionally and simultaneously released when such ABL Default and all other ABL Defaults cease to exist.

(e) Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or the other Term Claimholders, as the case may be, or in the ABL Collateral Agent’s own name, from time to time as elected by the ABL Collateral Agent in good faith, for the purpose of carrying out the terms of this Section 5.1 with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to ABL Priority Collateral, including any endorsements or other instruments of transfer or release.

(f) Until the Discharge of ABL Obligations occurs, to the extent that the ABL Claimholders (i) have released any Lien on ABL Priority Collateral and any such Lien is later reinstated or (ii) obtain any new Lien on assets constituting ABL Priority Collateral from Grantors, then, subject to the proviso contained in Section 2.3, the Term Claimholders shall be granted a Lien on any such ABL Priority Collateral, subject to the relative Lien priorities set forth in Section 2.1.

(g) Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or the other ABL Claimholders, as the case may be, or in the Term Collateral Agent’s own name, from time to time as elected by the Term Collateral Agent in good faith, for the purpose of carrying out the terms of this Section 5.1 with respect to Term Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to Term Priority Collateral, including any endorsements or other instruments of transfer or release.

(h) Until the Discharge of Term Obligations occurs, to the extent that the Term Claimholders (i) have released any Lien on Term Priority Collateral and any such Lien is later reinstated or (ii) obtain any new Liens on assets constituting Term Priority Collateral from Grantors, then, subject to the proviso contained in Section 2.3, the ABL Claimholders shall be granted a Lien on any such Term Priority Collateral, subject to the relative Lien priorities set forth in Section 2.1.

5.2. Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred: (i) the ABL Collateral Agent and the other ABL Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust and settle any claim under any insurance policy to the extent solely in respect ABL Priority Collateral (including any claim in respect of business interruption insurance or any credit insurance with respect to any Accounts) and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) to the extent solely in respect of the ABL Priority Collateral; and (ii) all proceeds of any such insurance claim and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of ABL Priority Collateral, shall be paid, subject to the rights of the Grantors under the ABL Loan Documents, first, to the ABL Collateral Agent, until the Discharge of ABL Obligations, second, to the Term Collateral Agent, until the Discharge of Term Obligations, and third, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

(b) Unless and until the Discharge of Term Obligations has occurred: (i) the Term Collateral Agent and the other Term Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust and settle any claim under any insurance policy to the extent solely in respect of Term Priority Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) to the extent solely in respect of Term Priority Collateral; and (ii) all proceeds of any such insurance claim and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Term Priority Collateral, shall be paid, subject to the rights of Grantors under the Term Loan Documents, first, to Term Collateral Agent, until the Discharge of Term Obligations, second, to the ABL Collateral Agent, until the Discharge of ABL Obligations, and third, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any claim under any insurance policy in respect of both ABL Priority Collateral and Term Priority Collateral where the allocation of proceeds is not stipulated between ABL Priority Collateral and Term Priority Collateral, then solely for purposes of this Agreement, the portion of the aggregate proceeds deemed to be proceeds of the ABL Priority Collateral on the one hand and Term Priority Collateral on the other hand shall determined by first allocating to the ABL Priority Collateral an amount equal to the lesser of (x) the total proceeds of such insurance policy and (y) the book value of such ABL Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP on the date of the loss associated with the insurance proceeds, with the balance, if any, allocated to the Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the ABL Collateral Agent and the Term Collateral Agent are unable after negotiating in good faith to agree on the settlement for such claim, each

Collateral Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. If the Collateral Agent or any other Claimholder of any Class shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to the Collateral Agent of the other Class in accordance with the terms of Section 4.2.

5.3. Amendments; Refinancings.

(a) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges and agrees that the ABL Loan Documents may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with their terms (or replaced in connection with a Refinancing of the ABL Obligations (or portions thereof)) and the ABL Obligations may be Refinanced, in each case without notice to, or the consent of, the Term Collateral Agent or the other Term Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3; provided further, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification, or Refinancing shall not result in a Term Default. For the avoidance of doubt, the sale or other transfer of any ABL Obligations is not restricted by this Agreement but the provisions of this Agreement shall be binding on all of the Claimholders.

(b) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, acknowledges and agrees that the Term Loan Documents may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with their terms (or replaced in connection with a Refinancing of the Term Obligations) and the Term Obligations may be Refinanced, in each case without notice to, or the consent of, the ABL Collateral Agent or the other ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3; provided further, however, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification, or Refinancing shall not result in an ABL Default. For the avoidance of doubt, the sale or other transfer of any Term Obligations is not restricted by this Agreement but the provisions of this Agreement shall be binding on all of the Claimholders.

(c) So long as the Discharge of ABL Obligations has not occurred, each Term Collateral Document shall include the following language (or similar language acceptable to the ABL Collateral Agent): “Notwithstanding anything herein to the contrary, the Liens and security interests granted to Goldman Sachs Bank USA, as Term Collateral Agent, pursuant to this Agreement in any Collateral and the exercise of any right or remedy by Goldman Sachs Bank USA, as Term Collateral Agent, with respect to any Collateral hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL

Intercreditor Agreement”), among Goldman Sachs Bank USA, as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent (as defined in the ABL Intercreditor Agreement) and each Additional Pari Passu Obligations Agent (as defined in the ABL Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.”

(d) So long as the Discharge of Term Obligations has not occurred, each ABL Collateral Document shall include the following language (or similar language acceptable to the Term Collateral Agent): “Notwithstanding anything herein to the contrary, the Liens and security interests granted to Goldman Sachs Bank USA, as ABL Collateral Agent, pursuant to this Agreement in any Collateral and the exercise of any right or remedy by Goldman Sachs Bank USA, as ABL Collateral Agent, with respect to any Collateral hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Goldman Sachs Bank USA, as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent (as defined in the ABL Intercreditor Agreement) and each Additional Pari Passu Obligations Agent (as defined in the ABL Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.”

5.4. Bailee for Perfection.

(a) The ABL Collateral Agent and the Term Collateral Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) (such Collateral, which shall include Collateral subject to deposit account control agreements or security account control agreements, being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary agent for the Term Collateral Agent or the ABL Collateral Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. The Term Collateral Agent and the other Term Claimholders hereby appoint the ABL Collateral Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Collateral Agent has a perfected security interest under the UCC. The ABL Collateral Agent and the other ABL Claimholders hereby appoint the Term Collateral Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Term Collateral Agent has a perfected security interest under the UCC. Each of the ABL Collateral Agent and the Term Collateral Agent hereby accept such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the Claimholders of the other Class with respect to any Pledged Collateral and that any proceeds received by the ABL Collateral Agent or the Term Collateral Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4. Unless and until the Discharge of ABL Obligations has occurred, the Term Collateral Agent agrees to promptly notify the ABL Collateral Agent of any Pledged Collateral constituting ABL Priority Collateral held or controlled by it (or its agents or bailees, other than the ABL Collateral Agent) or actually known by it to be held or controlled by any other Term Claimholders, and at any time prior to the Discharge of ABL Obligations, the Term Collateral Agent and each other Term Claimholder agrees to deliver to the ABL Collateral Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the ABL Collateral Agent to obtain control of such Pledged Collateral). Subject to Section 3.9(b) and except as otherwise provided in Section 4.2 in respect of Proceeds of Term Priority Collateral, unless and until the Discharge of Term Obligations has occurred, the ABL Collateral Agent agrees to promptly notify the Term Collateral Agent in writing of any Pledged Collateral constituting Term Priority Collateral held or controlled by it (or its agents or bailees, other than the Term Collateral Agent) or actually known by it to be held by any other ABL Claimholders, and at any time prior to the Discharge of Term Obligations, the ABL Collateral Agent and each other ABL Claimholder agrees to deliver to the Term Collateral Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the Term Collateral Agent to obtain control of such Pledged Collateral).

(b) Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens of the Term Collateral Agent under the Term Loan Documents did not exist. The rights of the Term Collateral Agent in respect of any ABL Priority Collateral shall at all times be subject to the terms of this Agreement.

(c) Subject to the terms of this Agreement, until the Discharge of Term Obligations has occurred, the Term Collateral Agent shall be entitled to deal with the Term Priority Collateral in accordance with the terms of the Term Loan Documents as if the Liens of the ABL Collateral Agent under the ABL Loan Documents did not exist. The rights of the ABL Collateral Agent in respect of any Term Priority Collateral shall at all times be subject to the terms of this Agreement.

(d) The ABL Collateral Agent shall have no obligation whatsoever to the Term Collateral Agent or any other Term Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The Term Collateral Agent shall have no obligation whatsoever to the ABL Collateral Agent or any other ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the ABL Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in paragraph (f) of this Section 5.4. The duties or responsibilities of the Term Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Term Obligations as provided in paragraph (g) of this Section 5.4.

(e) The ABL Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Collateral Documents, this

Agreement, or any other document a fiduciary relationship in respect of the Term Collateral Agent or any other Term Claimholder. The Term Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Collateral Documents, this Agreement, or any other document a fiduciary relationship in respect of the ABL Collateral Agent or any other ABL Claimholder.

(f) Upon the Discharge of ABL Obligations, the ABL Collateral Agent (i) shall deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees (other than the Term Collateral Agent), together with any necessary endorsements, first, to the Term Collateral Agent to the extent Term Obligations remain outstanding as confirmed in writing by the Term Collateral Agent, and, to the extent that the Term Collateral Agent confirms no Term Obligations are outstanding, second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations that are secured by such Pledged Collateral remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct and (ii) will cooperate with the Term Collateral Agent and such Grantor, as the case may be, in assigning (without recourse to or warranty by the ABL Collateral Agent or any other ABL Claimholder or agent or bailee thereof) control over any other ABL Priority Collateral under its control. At such time, the ABL Collateral Agent further agrees to take, at the sole cost and expense of the Borrower, all other action reasonably requested in writing by the Term Collateral Agent (including amending any outstanding control agreements) to enable the Term Collateral Agent to obtain a first priority security interest in the Collateral.

(g) Upon the Discharge of Term Obligations, the Term Collateral Agent (i) shall deliver the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees (other than the ABL Collateral Agent) together with any necessary endorsements, first, to the ABL Collateral Agent to the extent the ABL Obligations remain outstanding as confirmed in writing by the ABL Collateral Agent, and, to the extent that the ABL Collateral Agent confirms no ABL Obligations are outstanding, second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations that are secured by such Pledged Collateral remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction might otherwise direct and (ii) will cooperate with the ABL Collateral Agent and such Grantor, as the case may be, in assigning (without recourse to or warranty by the Term Collateral Agent or any other Term Claimholder or agent or bailee thereof) control over any other Term Priority Collateral under its control. At such time, the Term Collateral Agent further agrees to take, at the sole cost and expense of the Borrower, all other action reasonably requested in writing by the ABL Collateral Agent (including amending any outstanding control agreements) to enable the ABL Collateral Agent to obtain a first priority security interest in the Collateral.

5.5. When Discharge of Obligations Deemed to Not Have Occurred.

(a) If the Grantors enter into any Refinancing of the ABL Obligations with Indebtedness permitted under the Term Loan Documents that is intended to be (and under the Term Loan Documents is permitted to be) secured by the ABL Priority Collateral on a basis that is senior to the Term Liens thereon and by the Term Priority Collateral on a basis that is junior to the Term Liens thereon, then a Discharge of ABL Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the Refinancing Indebtedness in respect of such ABL Obligations shall be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the relative Lien priorities and rights in respect of Collateral set forth herein, and the collateral agent (or similar representative) in respect of the obligations under such Refinancing shall be the ABL Collateral Agent for all purposes of this Agreement; provided, however, that the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3.

(b) If the Grantors enter into any Refinancing of the Term Obligations with Indebtedness permitted under the ABL Loan Documents that is intended to be (and under the ABL Loan Documents is permitted to be) secured by the Term Priority Collateral on a basis that is senior to the ABL Liens thereon and by the ABL Priority Collateral on a basis that is junior to the ABL Liens thereon, then a Discharge of Term Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the Refinancing Indebtedness in respect of such Term Obligations shall be treated as Term Obligations for all purposes of this Agreement, including for purposes of the relative Lien priorities and rights in respect of Collateral set forth herein, and the collateral agent (or similar representative) in respect of the obligations under such Refinancing shall be the Term Collateral Agent for all purposes of this Agreement; provided, however, that the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3.

5.6. Injunctive Relief. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agree that should any Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, the Term Collateral Agent, the ABL Collateral Agent or any other Claimholder, as the case may be, may obtain relief against such Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed that (a) non-breaching Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Claimholder waives any defense that other Claimholders can demonstrate damage and/or be made whole by the awarding of damages. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the other ABL Claimholders or the Term Collateral Agent or the other Term Claimholders, as the case may be.

5.7. Obligations Purchase Right. Without prejudice to the enforcement of any remedies of any Claimholder, whether under the Credit Documents or otherwise, the Collateral Agent of each Class, on behalf of its related Claimholders, agrees that, in the event a Purchase Event of the type described in clause (c) of the definition of such term shall have occurred, or any other Purchase Event shall have occurred with respect to Obligations of such Class (the “Subject Obligations”), the Claimholders of the other Class (or any of them) may, at their sole expense and effort, upon notice to the Borrower and the Collateral Agent of such first Class, require the Claimholders holding the Subject Obligations (the “Subject Secured Parties”) to assign and delegate to the Claimholders of such other Class, without warranty or representation or recourse, all (but not less than all) of the Subject Obligations (including all, but not less than all, unfunded commitments under the applicable Credit Documents, if any, that are in effect); provided that (a) such assignment and delegation shall not conflict with any applicable law and (b) the Claimholders of such other Class shall have paid to the Collateral Agent of such first Class, for the account of the Subject Claimholders, in immediately available funds, an amount equal to 100% of the principal of all Indebtedness included in such Subject Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (including prepayment fees) and all premiums applicable thereto and all the other Subject Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit, cash collateral in an amount equal to 105% thereof, (ii) any ABL Secured Hedge Obligations, 100% of the aggregate amount of such ABL Secured Hedge Obligations (giving effect to any netting arrangements) that the Borrower or a Subsidiary would be required to pay if the relevant ABL Secured Hedge Agreements giving rise to such ABL Secured Hedge Obligations were terminated at such time, and (iii) any ABL Secured Cash Management Services Obligations, 100% of the aggregate amount of such ABL Secured Cash Management Services Obligations (giving effect to any netting arrangements) that the Borrower or a Subsidiary would be required to pay if the Bank Product Agreement giving rise to such ABL Secured Cash Management Services Obligations were terminated at such time (or, if not then terminable, if such ABL Secured Cash Management Services Agreement were terminated on the first date on which the party providing such services would be entitled to terminate it (assuming that such party promptly takes all actions (including the giving of any notice of termination) that under the terms of such ABL Secured Cash Management Services Agreement are required to be taken in order to effect such termination)). In order to effectuate the foregoing, the Collateral Agent of such first Class shall calculate, upon the written request of the Collateral Agent of such other Class from time to time, the amount in cash (and, with respect to clause (i) above, cash collateral) that would be necessary so to purchase the Subject Obligations. Following exercise of any such purchase right by the Claimholders of any Class in accordance with the terms of this Section 5.7, the Claimholders shall cooperate in consummating promptly thereafter such assignment and delegation using the applicable assignment forms provided in the Credit Documents of the applicable Class or, if no such assignment forms are provided, using the assignment and assumption forms customary for the type of Obligations being assigned.

SECTION 6. Insolvency Proceedings.

6.1. Financing.

(a) Until the Discharge of ABL Obligations, if any Grantor shall be subject to any Insolvency Proceeding and the ABL Collateral Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”) constituting ABL Priority Collateral or consents to permit any Grantor to obtain financing provided by any one or more ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law secured by a Lien on such ABL Priority Collateral that is (i) senior to or pari passu with the ABL Liens on the ABL Priority Collateral and (ii) junior to the Term Liens on the Term Priority Collateral (such financing, a “DIP Financing”), and if the Grantors desire to obtain authorization from the applicable Bankruptcy

Court to use such Cash Collateral or to obtain such DIP Financing, then the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the Term Claimholders will consent (and hereby are deemed to have consented to), and will not object to or oppose, or support any other Person objecting to or opposing, such use of such Cash Collateral or such DIP Financing and, to the extent the ABL Liens are subordinated to or pari passu with any new Liens securing such DIP Financing, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, will subordinate (and hereby subordinates) the Term Liens on the ABL Priority Collateral to the Liens securing such DIP Financing to the extent consistent with the other provisions of this Agreement; provided that (A) the Term Collateral Agent and the other Term Claimholders shall retain the Term Liens on the Collateral and, as to the Term Priority Collateral only, the Term Liens shall have the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the Term Priority Collateral securing such DIP Financing shall be junior and subordinate to the Term Liens on the Term Priority Collateral, (B) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or pari passu with the ABL Liens on the ABL Priority Collateral and (C) the terms of such DIP Financing or Cash Collateral order do not require any Term Claimholders to extend additional credit pursuant to such DIP Financing or Cash Collateral order. If the ABL Claimholders or any other Person offer to provide DIP Financing that meets the requirements set forth in clauses (A) through (C) above, and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to obtain such DIP Financing, the Term Collateral Agent agrees, on behalf of itself and the other Term Claimholders, that no Term Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the DIP Financing, including a Term DIP Financing. The foregoing provisions of this Section 6.1(a) shall not restrict the Term Collateral Agent or any other Term Claimholders from objecting to or opposing any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a Plan of Reorganization.

(b) Until the Discharge of Term Obligations, if any Grantor shall be subject to any Insolvency Proceeding and the Term Collateral Agent consents to the use of Cash Collateral constituting Term Priority Collateral or consents to permit any Grantor to obtain financing provided by any one or more Term Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law secured by a Lien on such Term Priority Collateral that is (i) senior to or pari passu with the Term Liens on the Term Priority Collateral and (ii) junior to the ABL Liens on the ABL Priority Collateral (such financing, a “Term DIP Financing”), and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to use such Cash Collateral or to obtain such Term DIP Financing, then the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the ABL Claimholders will consent (and hereby are deemed to have consented to), and will not object to or oppose, or support any other Person objecting to or opposing, such use of such Cash Collateral or such Term DIP Financing and, to the extent the Term Liens are subordinated to or pari passu with any new Liens securing such Term DIP Financing, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, will subordinate (and hereby subordinates) the ABL Liens on the Term Priority Collateral to the Liens securing such Term DIP Financing to the extent consistent with the other provisions of this Agreement; provided that (A) the ABL Collateral Agent and the other ABL Claimholders shall retain the ABL Liens on the Collateral and, as to the ABL Priority Collateral only, the ABL Liens shall have the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the ABL Priority

Collateral securing such Term DIP Financing shall be junior and subordinate to the ABL Liens on the ABL Priority Collateral, (B) all Liens on Term Priority Collateral securing any such Term DIP Financing shall be senior to or pari passu with the Term Liens on the Term Priority Collateral and (C) the terms of such Term DIP Financing or Cash Collateral order do not require any ABL Claimholders to extend additional credit pursuant to such Term DIP Financing or Cash Collateral order. If the Term Claimholders or any other Person offer to provide Term DIP Financing that meets the requirements set forth in clauses (A) through (C) above and DIP Financing is not provided as set forth in Section 6.1(a), and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to obtain such Term DIP Financing, the ABL Collateral Agent agrees, on behalf of itself and the other ABL Claimholders, that no ABL Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the Term DIP Financing, including a DIP Financing. The foregoing provisions of this Section 6.1(b) shall not restrict the ABL Collateral Agent or any other ABL Claimholder from objecting to or opposing any provision in any Cash Collateral order or Term DIP Financing documentation relating to any provision or content of a Plan of Reorganization.

(c) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that, with respect to any Cash Collateral use or DIP Financing that meets the requirements of Section 6.1(a), no Term Claimholder will request adequate protection in connection with its rights as a holder of Liens on the ABL Priority Collateral, except as expressly agreed by the ABL Collateral Agent or as permitted by Section 6.4(b)(ii). The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that, with respect to any Cash Collateral use or Term DIP Financing that meets the requirements of Section 6.1(b), no ABL Claimholder will request adequate protection in connection with its rights as a holder of Liens on the Term Priority Collateral, except as expressly agreed by the Term Collateral Agent or as permitted by Section 6.4(b)(ii).

(d) All ABL Liens granted to the ABL Collateral Agent or any other ABL Claimholder, and all Term Liens granted to the Term Collateral Agent or any other Term Claimholders, in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities set forth in Section 2.1 and the other terms and conditions of this Agreement.

6.2. Sales. Subject to Section 3.7, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Claimholders or the ABL Claimholders, as the case may be, will consent to (and hereby are deemed to have consented to), and will not object or oppose (or support any Person in objecting to or opposing), a motion to Dispose any Senior Priority Collateral of the other Class free and clear of any Liens under Section 363 of the Bankruptcy Code (or any comparable provision of any other Debtor Relief Law), including any motion for approval of bidding procedures in connection therewith or any other related or ancillary matters, if the requisite ABL Claimholders under the ABL Credit Agreement or the requisite Term Claimholders under the Term Credit Agreement, as the case may be, have consented to such Disposition of such assets, so long as the Liens of the Term Claimholders or the ABL Claimholders, as the case may be, on such assets attach to the proceeds thereof subject to the relative Lien priorities set forth in this Agreement and such motion does not impair the rights of the Term Claimholders or the ABL Claimholders, as the case may be, under Section 363(k)

of the Bankruptcy Code (so long as the right of the Term Claimholders to offset their Term Obligations against the purchase price for any ABL Priority Collateral exists only after the Discharge of ABL Obligations and the right of the ABL Claimholders to offset their ABL Obligations against the purchase price for any Term Priority Collateral exists only after the Discharge of Term Obligations). Notwithstanding the foregoing, the Term Collateral Agent and the other Term Claimholders, and the ABL Collateral Agent and the other ABL Claimholders, may raise any objections to such Disposition of the Senior Priority Collateral of the other Class that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Senior Priority Collateral, provided that such objections are not inconsistent with any other term of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, none of the Term Collateral Agent, any other Term Claimholder, the ABL Collateral Agent or any other ABL Claimholder may, except as provided in Section 6.4(b)(ii), raise any such objections based on rights afforded by Sections 363(e) and 363(f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Debtor Relief Law) with respect to the Liens granted to such Person in respect of such assets).

6.3. Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, the Term Collateral Agent, on behalf of itself and the other Term Claimholders, agrees that the Term Claimholders will not seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Priority Collateral without the prior written consent of the ABL Collateral Agent.

(b) Until the Discharge of Term Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, agrees that the ABL Claimholders will not seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of the Term Priority Collateral without the prior written consent of the Term Collateral Agent.

6.4. Adequate Protection.

(a) In any Insolvency Proceeding, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agree that the ABL Claimholders or the Term Claimholders, as the case may be, will not object to or oppose (or support any other Person objecting to or opposing) (i) any motion or other request for adequate protection by (x) the Term Collateral Agent or any other Term Claimholder, with respect to the Term Priority Collateral, prior to the Discharge of Term Obligations or (y) the ABL Collateral Agent or any other ABL Claimholder, with respect to the ABL Priority Collateral, prior to the Discharge of ABL Obligations, as the case may be, or (ii) any objection claiming a lack of adequate protection by (x) the Term Collateral Agent or any other Term Claimholder, with respect to the Term Priority Collateral, prior to the Discharge of Term Obligations, or (y) the ABL Collateral Agent or any other ABL Claimholder, with respect to the ABL Priority Collateral, prior to the Discharge of ABL Obligations, as the case may be.

(b) In any Insolvency Proceeding:

(i) The Term Collateral Agent and the other Term Claimholders may seek adequate protection with respect to their rights in the Term Priority Collateral, and the ABL Collateral Agent and the other ABL Claimholders may seek adequate protection with respect to their rights in the ABL Priority Collateral.

(ii) Notwithstanding anything in this Section 6 to the contrary, (A) to the extent that the Term Collateral Agent or any other Term Claimholders are granted adequate protection in the form of an additional or replacement Lien on assets of the same type as the Term Priority Collateral, the ABL Claimholders shall be permitted to seek a Lien on such Collateral subject to the relative Lien priority set forth in Section 2.1 (and neither the Term Collateral Agent nor any other Term Claimholder shall object to or oppose (or support any other Person objecting to or opposing) any motion by any ABL Claimholder to receive such a Lien), and (b) to the extent that the ABL Collateral Agent or any other ABL Claimholders are granted adequate protection in the form of an additional or replacement Lien on assets of the same type as the ABL Priority Collateral, the Term Claimholders shall be permitted to seek a Lien on such Collateral subject to the relative Lien priority set forth in Section 2.1 (and neither the ABL Collateral Agent nor any other ABL Claimholder shall object to or oppose (or support any other Person objecting to or opposing) any motion by any Term Claimholder to receive such a Lien).

(iii) If any ABL Claimholder seeks or requires (or is otherwise granted) adequate protection of its ABL Liens on the Term Priority Collateral in the form of additional or replacement Lien on assets of the same type as the Term Priority Collateral, then the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that the Term Collateral Agent shall be entitled to be granted an additional or replacement Lien on such assets as adequate protection of its senior interest in the Term Priority Collateral and that the additional or replacement Lien thereon of the ABL Collateral Agent or any other ABL Claimholder shall be subordinated and junior to the additional or replacement Lien thereon of the Term Collateral Agent on the same basis as the ABL Liens are subordinated to the Term Liens with respect to the Term Priority Collateral under Section 2.1; provided that, to the extent the Term Collateral Agent is not granted such adequate protection in the applicable form, any such additional or replacement Lien and any amounts recovered by or distributed to the ABL Collateral Agent or any other ABL Claimholder pursuant to or as a result of such Lien shall be subject to Section 4.2.

(iv) If any Term Claimholder seeks or requires (or is otherwise granted) adequate protection of its Term Liens on the ABL Priority Collateral in the form of additional or replacement Lien on assets of the same type as the ABL Priority Collateral, then the Term Collateral Agent, for itself and on behalf of the Term Claimholders, agrees that the ABL Collateral Agent shall be entitled to be granted an additional or replacement Lien on such assets as adequate protection of its senior interest in the ABL Priority Collateral and that the additional or replacement Lien thereon of the Term Collateral Agent or any other Term Claimholder shall be subordinated and junior to the additional or replacement Lien thereon of the ABL Collateral Agent on the same basis as the Term Liens are subordinated to the ABL Liens with respect to the ABL Priority

Collateral under Section 2.1; provided that, to the extent the ABL Collateral Agent is not granted such adequate protection in the applicable form, any such additional or replacement Lien and any amounts recovered by or distributed to the Term Collateral Agent or any other Term Claimholder pursuant to or as a result of such Lien shall be subject to Section 4.2.

(v) Except as expressly set forth in Sections 6.1, 6.2 and 6.3 and this Section 6.4, nothing herein shall limit the rights of the Term Collateral Agent or any other Term Claimholder, or the rights of the ABL Collateral Agent or any other ABL Claimholder, (A) to seek adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) to object to any such request for adequate protection by the Collateral Agent or any other Claimholder of the other Class.

6.5. Section 1111(b) of the Bankruptcy Code. The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that neither it nor its related Claimholders shall object to or oppose (or support any other Person objecting to or opposing), or take any other action to impede, in any Insolvency Proceeding, the right of any Claimholder of the other Class to make an election under Section 1111(b)(2) of the Bankruptcy Code with respect to the Senior Priority Collateral of such Claimholder of the other Class. The Term Collateral Agent, for itself and the other Term Claimholders, and the ABL Collateral Agent, for itself and the other ABL Claimholders, waives any claim it or its related Claimholders may hereafter have against any Claimholder of the other Class arising out of (a) the election by such Claimholder of the other Class of the application of Section 1111(b)(2) of the Bankruptcy Code or (b) any cash collateral or financing arrangement, and any related grant of a security interest in the Senior Priority Collateral of such Claimholder of the other Class, made in accordance with Section 6.1 in any Insolvency Proceeding.

6.6. Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of the ABL Obligations or the Term Obligations, as the case may be (a “Recovery”), then such Claimholder shall be entitled to a reinstatement of the ABL Obligations or the Term Obligations, as the case may be, with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such reinstated ABL Obligations or Term Obligations, as the case may be. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.6 shall survive the termination of this Agreement.

6.7. Plan of Reorganization.

(a) If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of the reorganized Grantor are distributed or reinstated (in whole or in part) pursuant to a Plan of Reorganization, both on account of the ABL Obligations and on account of the Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the relative Lien priorities and other provisions of this Agreement will survive the distribution of such debt obligations pursuant to such Plan of Reorganization and will apply with like effect to the Liens securing such debt obligations.

(b) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that neither it nor its related Claimholders shall (i) take or support any other Person in taking any action that is inconsistent with the relative Lien priorities or other provisions of this Agreement or (ii) propose, vote for, or otherwise support directly or indirectly any Non-Conforming Plan of Reorganization (and, in the event of any such proposal, vote or other support of a Non-Conforming Plan of Reorganization by a Claimholder of any Class, the Collateral Agent of the other Class shall be entitled to have any such proposal, vote or support changed or withdrawn).

6.8. Separate Grants of Security and Separate Classification. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges and agrees that (a) the respective grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, (i) the Term Obligations are fundamentally different from the ABL Obligations and (ii) the ABL Obligations are fundamentally different from the Term Obligations and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Term Claimholders in respect of the Collateral constitute claims of the same class (rather than at least two separate classes of secured claims with the relative Lien priorities described in Section 2.1), then the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby acknowledge and agree that all distributions from the Collateral shall be made as if such claims were of two separate classes of junior and senior claims (with the effect being that, to the extent that (x) the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Claimholders thereon), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral, before any distribution is made in respect of the Term Obligations with respect to the ABL Priority Collateral, with the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agreeing to turn over to the ABL Collateral Agent amounts otherwise received or receivable by any of them with respect to the ABL Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries on the Term Obligations, and (y) the aggregate value of the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders thereon), the Term Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Priority Collateral, before any distribution is made in respect of the ABL Obligations with respect to the Term Priority

Collateral, with the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agreeing to turn over to the Term Collateral Agent amounts otherwise received or receivable with respect to such Term Priority Collateral by any of them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries on the ABL Obligations).

6.9. Post-Petition Interest.

(a) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that none of them shall object to or oppose (or support any other Person objecting to or opposing) any claim by the Term Collateral Agent or any other Term Claimholder for allowance in any Insolvency Proceeding of Term Obligations consisting or alleged to consist of Post-Petition Interest to the extent of the value of the Term Liens on the Term Priority Collateral (without regard to the existence of the ABL Liens thereon) or on the ABL Priority Collateral (after taking into account the ABL Liens thereon).

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that none of them shall object to or oppose (or support any other Person objecting to or opposing) any claim by the ABL Collateral Agent or any other ABL Claimholder for allowance in any Insolvency Proceeding of ABL Obligations consisting or alleged to consist of Post-Petition Interest to the extent of the value of the ABL Liens on the ABL Priority Collateral (without regard to the existence of the Term Liens thereon) or on the Term Priority Collateral (after taking into account the Term Liens thereon).

SECTION 7. Reliance; Waivers; Etc.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges that they have, independently and without reliance on the Term Collateral Agent or any other Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Loan Documents and be bound by the terms of this Agreement, and that they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges that they have, independently and without reliance on the ABL Collateral Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement, and that they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2. No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges and agrees that, except as set forth in Sections 8 and 9.6(b), neither the Term Collateral Agent nor any other Term Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Term Collateral Agent and the other Term Claimholders will be entitled to manage and supervise the Term Loan Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges and agrees that, except as set forth in Sections 8 and 9.6(b), neither the ABL Collateral Agent nor any other ABL Claimholder has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise the ABL Loan Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein, the Term Collateral Agent and the other Term Claimholders shall have no duty to the ABL Collateral Agent or any other ABL Claimholders, and the ABL Collateral Agent and the other ABL Claimholders shall have no duty to the Term Collateral Agent and the other Term Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreements with any Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges and agrees that the Term Collateral Agent may, but shall have no obligation to, take all actions it determines necessary or advisable to perfect or continue the perfection of the Term Liens on any Collateral, and the Term Collateral Agent shall not be liable for any lapse of perfection or for maintaining perfection. The Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges and agrees that the ABL Collateral Agent may, but shall have no obligation to, take all actions it determines necessary or advisable to perfect or continue the perfection of the ABL Liens on any Collateral, and the ABL Collateral Agent shall not be liable for any lapse of perfection or for maintaining perfection.

7.3. No Waiver of Lien Priorities.

(a) No right of the ABL Collateral Agent or any other ABL Claimholder to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the ABL Collateral Agent or any other ABL Claimholder or by any noncompliance by any Person with the terms, provisions, and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any other ABL Claimholder may have or be otherwise charged with. No right of the Term Collateral Agent or any other Term Claimholder to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the Term Collateral Agent or any other Term Claimholder or by any noncompliance by any Person with the terms, provisions, and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which the Term Collateral Agent or any other Term Claimholder may have or be otherwise charged with.

(b) Without in any way limiting the generality of Section 7.3(a), but subject to any rights of the Grantors under the ABL Loan Documents and the Term Loan Documents and subject to the provisions of Section 5.3(a), the ABL Collateral Agent and any other ABL Claimholder may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Term Collateral Agent or any other Term Claimholder, without incurring any liabilities to the Term Collateral Agent or any other Term Claimholder and without impairing or releasing the relative Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Collateral Agent or the other Term Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

(i) make loans and advances to the Borrower or any other Grantor, issue, guaranty or obtain letters of credit for account of the Borrower or any other Grantor or otherwise extend credit to the Borrower or any other Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place, or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase, or alter the terms of, any of the ABL Obligations or any guarantee thereof or any other liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the amount, tenor, or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any ABL Liens, the ABL Obligations, or any of the ABL Loan Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the ABL Priority Collateral or any liability of any Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any ABL Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

(v) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of any Grantor to any ABL Claimholders or any liability incurred directly or indirectly in respect thereof;

provided that the foregoing shall not (x) limit or otherwise affect in any way any Grantor’s obligations or liabilities under the Term Loan Documents to the extent any of the foregoing constitutes a violation of any of the Term Loan Documents or (y) limit the restrictions set forth in Section 5.3(a) or be deemed to be a waiver by the Term Collateral Agent or any other Term Claimholder of any liability of, or any claim against, the ABL Collateral Agent or any other ABL Claimholder arising on account of any such violation.

(c) Except as otherwise provided herein, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the ABL Collateral Agent and the other ABL Claimholders shall have no liability to the Term Collateral Agent and the other Term Claimholders, and the Term Collateral Agent and the other Term Claimholders hereby waive any claim against the ABL Collateral Agent or any other ABL Claimholder, arising out of any and all actions which the ABL Collateral Agent or any other ABL Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the ABL Loan Documents (other than this Agreement);

(ii) the collection of the ABL Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any ABL Priority Collateral.

The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the ABL Collateral Agent and the other ABL Claimholders have no duty to them in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations, or otherwise (other than the obligations of the ABL Claimholders under this Agreement).

(d) Without in any way limiting the generality of Section 7.3(a), but subject to any rights of the Grantors under the ABL Loan Documents and the Term Loan Documents and subject to the provisions of Section 5.3(b), the Term Collateral Agent and any other Term Claimholder may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, the ABL Collateral Agent or any other ABL Claimholder, without incurring any liabilities to the ABL Collateral Agent or any other ABL Claimholder and without impairing or releasing the relative Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Collateral Agent or the other ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

(i) make loans and advances to the Borrower or any other Grantor, issue, guaranty or obtain letters of credit for account of the Borrower or any other Grantor or otherwise extend credit to the Borrower or any other Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place, or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Obligations or any guarantee thereof or any other liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Obligations, without any restriction as to the amount, tenor, or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Term Liens, the Term Obligations, or any of the Term Loan Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Term Priority Collateral or any liability of any Grantor to the Term Claimholders or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any Term Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

(v) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Term Priority Collateral and any security and any guarantor or any liability of any Grantor to any Term Claimholders or any liability incurred directly or indirectly in respect thereof;

provided that the foregoing shall not (x) limit or otherwise affect in any way any Grantor’s liability under the ABL Loan Documents to the extent any of the foregoing constitutes a violation of any of the ABL Loan Documents or (y) limit the restrictions set forth in Section 5.3(b) or be deemed to be a waiver by the ABL Collateral Agent or any other ABL Claimholder of any liability of, or any claim against, the Term Collateral Agent or any other Term Claimholder arising on account of any such violation.

(e) Except as otherwise provided herein, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Collateral Agent and the other Term Claimholders shall have no liability to the ABL Collateral Agent and the other ABL Claimholders, and the ABL Collateral Agent and the other ABL Claimholders hereby waive any claim against the Term Collateral Agent or any other Term Claimholder, arising out of any and all actions which the Term Collateral Agent or any other Term Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Term Loan Documents (other than this Agreement);

(ii) the collection of the Term Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any Term Priority Collateral.

The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Collateral Agent and the other Term Claimholders have no duty to them in respect of the maintenance or preservation of the Term Priority Collateral, the Term Obligations, or otherwise (other than the obligations of the Term Claimholders under this Agreement).

(f) Until the Discharge of Term Obligations or the Discharge of ABL Obligations, as the case may be, has occurred, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, agrees that neither it nor its related Claimholders shall assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Senior Priority Collateral of the other Class or any other similar rights a junior secured creditor may have under applicable law.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the other ABL Claimholders and the Term Collateral Agent and the other Term Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Collateral Agent, any other ABL Claimholder or any ABL Obligations or the Term Collateral Agent, any other Term Claimholder or any Term Obligations in respect of this Agreement.

SECTION 8. Representations and Warranties.

8.1. Representations and Warranties of Each Collateral Agent. The ABL Collateral Agent and the Term Collateral Agent each represents and warrants to the other that it has been authorized by the ABL Lenders or the Term Lenders, as applicable, under the ABL Credit Agreement or the Term Credit Agreement, as applicable, to enter into this Agreement and that this Agreement has been duly executed and delivered by it.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Loan Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the ABL Collateral Agent and the Term Collateral Agent. This is a continuing agreement of Lien subordination (as opposed to debt or claim subordination), and the Claimholders of any Class may continue, at any time and without notice to the Collateral Agent or the other Claimholders of the other Class, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Obligations or Term Obligations, as the case may be, in reliance hereon. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, hereby waive any right any of them may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, irrevocably acknowledge that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-Debtor Relief Law. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor in possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall automatically terminate and be of no further force and effect (a) with respect to the ABL Collateral Agent, the other ABL Claimholders, and the ABL Obligations, on the date that the Discharge of ABL Obligations has occurred, and (b) with respect to the Term Collateral Agent, the other Term Claimholders and the Term Obligations on the date that the Discharge of Term Obligations has occurred.

9.3. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 9.3(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the ABL Collateral Agent and the Term Collateral Agent; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Borrower’s prior written consent; provided further that:

(i) in connection with any Refinancing contemplated by Section 5.3, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby authorized to enter without the consent of any other Claimholder), at the written request and expense of the Borrower, into such amendments or other modifications of this Agreement as are reasonably necessary to add the new collateral agent (or similar representative) in respect of such Refinancing Indebtedness as a party hereto and to provide such new collateral agent (or similar representative), and the other holders of such Refinancing Indebtedness, the rights and obligations hereunder of the Collateral Agent in respect of, or the holders of, the Indebtedness or other Obligations being Refinanced and to otherwise reflect such Refinancing (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing), it being the intent that such amendments or other modifications (x) establish that the Liens on any Collateral securing any Refinancing Indebtedness will have the same priorities relative to the Liens on such Collateral securing Obligations of the other Class as the Liens that secured the Indebtedness being Refinanced had immediately prior to such Refinancing and (y) provide to the parties benefited by the Liens on any Collateral securing such Refinancing Indebtedness the same rights and obligations relative to the parties holding Liens on such Collateral securing Obligations of the other Class as the parties that were benefited by the Liens that secured such Indebtedness or other Obligations being Refinanced had immediately prior to such Refinancing;

(ii) in connection with the incurrence of any Additional Junior Obligations, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby authorized to enter without the consent of any other Claimholder), at the written request and expense of the Borrower, into such amendments or other modifications of this Agreement as are reasonably necessary to add an Additional Junior Obligations Agent as a party hereto, to provide such Additional Junior Obligations Agent and the other holders of such Additional Junior Obligations rights and obligations substantially similar to those of the Term Collateral Agent and the other Term Claimholders (subject to such modifications as shall be necessary, appropriate or desirable to reflect the junior status of the Liens on the Collateral securing such Additional Junior Obligations to the Term Liens (including any such modifications as to the control of remedies) and, in the case of any such Collateral constituting ABL Priority Collateral, to the ABL Liens) and otherwise to treat such Additional Junior Obligations and any Liens on any assets of the Borrower or any of its Subsidiaries securing such Additional Junior Obligations in a manner that reflects the status thereof as Obligations secured by, and Liens that are, junior to the Term Liens and, in the case of any such Collateral constituting ABL Priority Collateral, junior to the ABL Liens (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing); and

(iii) in connection with the incurrence of any Additional Pari Passu Obligations, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby authorized to enter without the consent of any other Claimholder), at the written request and expense of the Borrower, into such amendments or other modifications of this Agreement as are reasonably necessary to add an Additional Pari Passu Obligations Agent as a party hereto, to provide such Additional Pari Passu Obligations Agent and the other holders of such Additional Pari Passu Obligations rights and obligations hereunder substantially identical to those of the Term Collateral Agent and the other Term Claimholders (subject, with respect to Exercise of Secured Creditor Remedies and certain other rights set forth herein, to the allocation of control between the Term Claimholders and the holders of such Additional Pari Passu Obligations in the manner agreed by them) and otherwise to treat such Additional Pari Passu Obligations and any Liens on any assets of the Borrower or any of its Subsidiaries securing such Additional Pari Passu Obligations in a manner that is substantially identical to the treatment hereunder of the Term Obligations and the Term Liens (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing).

(c) Notwithstanding the terms of Section 9.3(b), in the event that the Term Collateral Agent has not commenced the actions contemplated by Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii) in connection with any permitted Refinancing of the ABL Obligations or the incurrence of any Additional Junior Obligations or Additional Pari Passu Obligations, as applicable, within 10 Business Days after the delivery by the Borrower to the Term Collateral Agent of a written request to do so, then, unless the Term Collateral Agent has provided written notice to the Borrower and the ABL Collateral Agent within such 10 Business Days’ period setting forth in reasonable detail the basis for its determination that it is not required to take such action in accordance with Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable, the ABL Collateral Agent, without the consent of the Term Collateral Agent, is authorized to amend or otherwise modify this Agreement in the manner set forth in Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable; provided that such Refinancing, Additional Junior Obligations or Additional Pari Passu Obligations, as applicable (and any Liens relating thereto), are permitted under the Term Loan Documents then extant.

(d) Notwithstanding the terms of Section 9.3(b), in the event that the ABL Collateral Agent does not take the actions contemplated by Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii) in connection with any permitted Refinancing of the Term Obligations or the incurrence of any Additional Junior Obligations or Additional Pari Passu Obligations, as applicable, within 10 Business Days after the delivery by the Borrower to the ABL Collateral Agent of a written request to do so, then, unless the ABL Collateral Agent has provided written notice to the Borrower and the Term Collateral Agent within such 10 Business Days’ period setting forth in reasonable detail the basis for its determination that it is not required to take such action in accordance with Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable, the Term Collateral Agent, without the consent of the ABL Collateral Agent, is authorized to amend or otherwise modify this Agreement in the manner set forth in Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable; provided that such Refinancing, Additional Junior Obligations or Additional Pari Passu Obligations, as applicable (and any Liens relating thereto), are permitted under the ABL Loan Documents then extant.

9.4. Information Concerning Financial Condition of Certain Entities. The ABL Claimholders, on the one hand, and the Term Claimholders, on the other hand, shall in each case be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The ABL Collateral Agent and the other ABL Claimholders shall have no duty to advise the Term Collateral Agent or any other Term Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Term Collateral Agent and the other Term Claimholders shall have no duty to advise the ABL Collateral Agent or any other ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the ABL Collateral Agent or any other ABL Claimholders, or the Term Collateral Agent or any other Term Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it or they shall be under no obligation (i) to make, and the ABL Collateral Agent and the other ABL Claimholders, or the Term Collateral Agent and the other Term Claimholders, as the case may be, shall not be required to make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5. Subrogation. (a) With respect to any payments or distributions in cash, property, or other assets that the Term Collateral Agent or any other Term Claimholders pay over to the ABL Collateral Agent or any other ABL Claimholders under the terms of this Agreement, the Term Collateral Agent and the other Term Claimholders shall be subrogated to the rights of the ABL Collateral Agent and the other ABL Claimholders and (b) with respect to any payments or distributions in cash, property, or other assets that the ABL Collateral Agent or any other ABL Claimholders pay over to the Term Collateral Agent or the other Term Claimholders under the terms of this Agreement, the ABL Collateral Agent and the other ABL Claimholders shall be subrogated to the rights of the Term Collateral Agent and the other Term Claimholders; provided, however, that each of the ABL Collateral Agent, for itself and the other ABL Claimholders, and the Term Collateral Agent, for itself and the other Term Claimholders, agrees not to assert or enforce any such rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of ABL Obligations or Discharge of Term Obligations, as applicable, has occurred. Any payments or distributions in cash, property or other assets received by the ABL Collateral Agent or any other ABL Claimholders that are paid over to the Term Collateral Agent or any other Term Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Any payments or distributions in cash, property or other assets received by the Term Collateral Agent or any other Term Claimholders that are paid over to the ABL Collateral Agent or any other ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the ABL Claimholders shall have any claim against any of the Term Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders, and none of the Term Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Term Claimholders.

9.6. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY COLLATERAL AGENT, ANY OTHER CLAIMHOLDER OR ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH COLLATERAL AGENT, FOR ITSELF AND ITS RELATED CLAIMHOLDERS AND ITS AND THEIR PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8 AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT AND ITS PROPERTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

9.7. WAIVERS.

(a) BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH COLLATERAL AGENT, FOR ITSELF AND ITS RELATED CLAIMHOLDERS AND ITS AND THEIR PROPERTIES, IRREVOCABLY AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 9.15, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL COLLATERAL AGENT) OR THE TERM CLAIMHOLDERS (OTHER THAN THE TERM COLLATERAL AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2, OR THE PROVISIONS OF THIS AGREEMENT ARE SOUGHT TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

(b) EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, HEREBY WAIVES ITS AND THEIR

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT. EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.7(b) AND EXECUTED BY THE ABL COLLATERAL AGENT AND THE TERM COLLATERAL AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.8. Notices. All notices to the ABL Claimholders permitted or required under this Agreement shall also be sent to the ABL Collateral Agent. All notices to the Term Claimholders permitted or required under this Agreement shall also be sent to the Term Collateral Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as is set forth on Annex 1.

9.9. Further Assurances. Each of the ABL Collateral Agent and the Term Collateral Agent agrees to take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested in writing) as the ABL Collateral Agent or the Term Collateral Agent, as the case may be, may request to effectuate the terms of and the relative Lien priorities contemplated by this Agreement, all at the expense of the Grantors.

9.10. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

9.11. Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent, the other Term Claimholders, and their respective successors and assigns.

9.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Claimholders. Other than with respect to Sections 9.3(b), 9.3(c) and 9.3(d), which shall also inure to the benefit of the Borrower, in no event shall any Grantor be a third party beneficiary of this Agreement.

9.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Collateral Agent and the other ABL Claimholders, on the one hand, and the Term Collateral Agent and the other Term Claimholders, on the other hand (other than Sections 9.3(b), 9.3(c) and 9.3(d), under which the Borrower shall be a third party beneficiary). Other than Sections 9.3(b), 9.3(c) and 9.3(d), which shall also inure to the benefit of the Borrower, no Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the other ABL Claimholders, or as between the Grantors and the Term Collateral Agent and the other Term Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Term Loan Documents, respectively.

9.16. Specific Performance. Each of the ABL Collateral Agent and the Term Collateral Agent may demand specific performance of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the ABL Collateral Agent or the Term Collateral Agent may seek such or any other relief as if it were the “holder” of the claims of the Claimholders of the other Class under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Claimholders of the other Class.

9.17. ABL Intercreditor Agreement Acknowledgement. Reference is made to the ABL Intercreditor Agreement Acknowledgement executed and delivered in respect of this Agreement (i) on the date hereof by the Borrower and each other Grantor that is a Grantor on the date hereof and (ii) after the date hereof, pursuant to the terms of the Collateral Documents, by each Subsidiary of the Borrower that becomes a Grantor after the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GOLDMAN SACHS BANK USA,
as ABL Collateral Agent

By:	/s/ Robert Ehudin
Authorized Signatory

GOLDMAN SACHS BANK USA, as Term Collateral Agent

By:	/s/ Robert Ehudin
Authorized Signatory

ANNEX 1

Notice Addresses

(a)	if to the Term Collateral Agent, at:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

6011 Connection Drive

Irving TX 75039

Attention: Loan Ops

Attention: Ken Moua

Fax: (972) 368-2746

Email: gs-sbdagency-borrowernotices@ny.email.gs.com

(b)	if to the ABL Collateral Agent, at:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

6011 Connection Drive

Irving TX 75039

Attention: Loan Ops

Attention: Beverly Galbreath

Phone: (972) 368-2142

Fax: (646) 769-7829

Email: gsmmg-operations@gs.com

ABL INTERCREDITOR AGREEMENT ACKNOWLEDGMENT

1. Acknowledgement. Entegris, Inc., a Delaware corporation (the “Borrower”), and each of the undersigned subsidiaries of the Borrower (together with the Borrower, collectively, the “Grantors”) acknowledges that it has received a copy of the ABL Intercreditor Agreement dated as of April 30, 2014, among Goldman Sachs Bank USA, as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent and each Additional Pari Passu Obligations Agent (the “ABL Intercreditor Agreement”) as in effect on the date hereof, and consents thereto, agrees to recognize all rights granted thereby to the ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent and the other Term Claimholders, and agrees that it shall not do any act or perform any obligation which is not in accordance with the agreements set forth in the ABL Intercreditor Agreement as in effect on the date hereof (and, to the extent such Grantor has been notified of the terms of any amendment, as amended or otherwise modified pursuant thereto). Each of the Grantors further acknowledges and agrees that (a) other than with respect to Sections 9.3(b), 9.3(c) and 9.3(d) of the ABL Intercreditor Agreement, under which the Borrower is a third party beneficiary, no Grantor is a beneficiary or third party beneficiary of the ABL Intercreditor Agreement, (b) no Grantor has any rights under the ABL Intercreditor Agreement, and no Grantor may rely on the terms of the ABL Intercreditor Agreement, in each case other than Sections 9.3(b), 9.3(c) and 9.3(d) of the ABL Intercreditor Agreement, which also inure to the benefit of the Borrower, and (c) nothing in the ABL Intercreditor Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the other ABL Claimholders, or as between the Grantors and the Term Collateral Agent and the other Term Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents or the Term Loan Documents, respectively.

2. Notices. The address of the Grantors for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is:

Entegris, Inc.

Attn: Chief Financial Officer

129 Concord Road

Billerica, Massachusetts 01821

With a copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

Attention: Thomas Draper

Facsimile: (617) 951-7430

Email: Thomas.Draper@ropesgray.com

Any notice or other communication hereunder or under the ABL Intercreditor Agreement shall be in writing and may be personally served or sent by facsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

3. Counterparts. This Acknowledgement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document. Delivery of an executed signature page to this Acknowledgement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Acknowledgement.

4. Governing Law. THIS ACKNOWLEDGEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

5. Credit Document. This Acknowledgement shall constitute an ABL Loan Document and a Term Loan Document.

6. Miscellaneous. The provisions of Sections 9.6 and 9.7 of the ABL Intercreditor Agreement will apply with like effect to this Acknowledgement, mutatis mutandis as though the references therein to the ABL Collateral Agent or the Term Collateral Agent refer instead to each Grantor. The ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent and the other Term Claimholders are the intended beneficiaries of this Acknowledgement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

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ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

ENTEGRIS, INC.

By:	/s/ Gregory B Graves

	Name:	Gregory B. Graves

	Title:	Executive Vice President & Chief Financial Officer

ENTEGRIS PACIFIC LTD.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Treasurer

ENTEGRIS SPECIALTY MATERIALS, LLC

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President

ENTEGRIS-JETALON SOLUTIONS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Vice President

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POCO GRAPHITE INTERNATIONAL, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Vice President

POCO GRAPHITE, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ADVANCED TECHNOLOGY MATERIALS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI ECOSYS CORPORATION

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

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ATMI INTERNATIONAL HOLDINGS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI MATERIALS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI PACKAGING, INC

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI TAIWAN HOLDINGS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

ATMI BELGIUM HOLDINGS, INC.

By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President & Chief Financial Officer

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